SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

Twist Bioscience Corporation

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TWIST BIOSCIENCE CORPORATION
681 Gateway Boulevard
South San Francisco, California 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 7, 2023
You are cordially invited to attend an annual meeting of stockholders (the “Annual Meeting”) of Twist Bioscience Corporation (the “Company”) that will be held at the AC Hotel by Marriott San Francisco Airport/Oyster Point Waterfront, 1333 Veterans Boulevard, South San Francisco, California, 94080 on February 7, 2023 at 8:00 am Pacific Standard Time for the following purposes:
1.
To elect two Class II directors of our Board of Directors to serve for the ensuing three years and until their successors are elected and qualified or until their earlier resignation or removal;

2.
To approve, on a non-binding and advisory basis, a resolution approving the compensation of our Named Executive Officers, as described in the accompanying proxy statement under “Executive Compensation”;

3.
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023; and

4.
To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

You can find more information about each of these items, including the nominees for directors, in the proxy statement accompanying this notice. The record date for the Annual Meeting is December 30, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof. This notice of annual meeting of stockholders and accompanying proxy statement and form of proxy are first being mailed to stockholders on or about January 6, 2023.
The Board of Directors recommends that you vote in favor of each of the nominees for director (proposal 1) and in favor of proposals 2 and 3, each as named or outlined in the proxy statement accompanying this notice.
Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the internet. This proxy statement and our 2022 Annual Report are available at www.proxyvote.com.
You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote via the internet, by telephone or by returning the enclosed proxy card. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
By order of the Board of Directors,
Emily M. Leproust, Ph.D.
Chief Executive Officer
South San Francisco, California
January 6, 2023

* YOUR VOTE IS IMPORTANT SO PLEASE ACT TODAY! *
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF TWIST BIOSCIENCE CORPORATION TO BE HELD ON FEBRUARY 7, 2023
PROXY MATERIALS, INCLUDING OUR 2022 ANNUAL REPORT, ARE AVAILABLE AT WWW.PROXYVOTE.COM. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

i

TWIST BIOSCIENCE CORPORATION
681 Gateway Boulevard
South San Francisco, California 94080
PROXY STATEMENT FOR THE
2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 8:00 AM PACIFIC STANDARD TIME ON FEBRUARY 7, 2023
The board of directors (the “Board”) of Twist Bioscience Corporation, a Delaware corporation (the “Company” “Twist,” “we,” “us” and “our”), is soliciting your proxy to vote at the 2023 annual meeting of stockholders (the “Annual Meeting”) of the Company to be held at the AC Hotel by Marriott San Francisco Airport/Oyster Point Waterfront, 1333 Veterans Boulevard, South San Francisco, California, 94080 on February 7, 2023, at 8:00 am Pacific Standard Time, including at any adjournment(s) or postponement(s) of the Annual Meeting.
We mailed copies of the proxy materials, which include this proxy statement, a proxy card and our 2022 Annual Report, to stockholders beginning on or about January 6, 2023. You do not need to attend the Annual Meeting in person to vote your shares. Instead, you may simply vote your shares by proxy via the internet, by telephone or by completing, signing and returning the enclosed proxy card.
QUESTIONS AND ANSWERS
Why have I received these materials? The Board is soliciting proxies to vote at the Annual Meeting to be held on February 7, 2023 at 8:00 am Pacific Standard Time. You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on December 30, 2022, which we refer to as the record date. As a stockholder of record as of the record date, you are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply vote your shares by proxy via the internet or by telephone or by completing, signing and returning the enclosed proxy card.
How do I attend the Annual Meeting? The Annual Meeting will be held on February 7, 2023 at 8:00 am Pacific Standard Time at the AC Hotel by Marriott San Francisco Airport/Oyster Point Waterfront, 1333 Veterans Boulevard, South San Francisco, California, 94080. If you need directions on how to attend the Annual Meeting at the address above, please contact our Investor Relations team at (800) 719-0671.
Who may vote? You are entitled to vote if our records show that you held one or more shares of the Company’s common stock at the close of business on December 30, 2022, the record date. At that time, there were 56,645,118 shares of common stock outstanding and entitled to vote, and approximately 59 holders of record. Each share entitles you to one vote at the Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner? If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, a “stockholder of record.”
You are a beneficial owner if at the close of business on the record date your shares were held by a broker, bank, trustee or nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares by following the voting instructions your broker, bank, trustee or nominee provides. If you do not provide your broker, bank, trustee or nominee with instructions on how to vote your shares, your broker, bank, trustee or nominee will not be able to vote your shares with respect to any of the proposals, except for routine proposals as described below.
What am I voting on? There are three matters scheduled for a vote and for which we are soliciting your proxy:
1.
The election of two Class II directors to serve on our Board for the ensuing three years and until their successors are elected and qualified or until their earlier resignation or removal;

2.
A non-binding and advisory resolution approving the compensation of our Named Executive Officers, as described in this proxy statement under “Executive Compensation”; and

3.
The ratification of our appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2023.

You may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee(s) you specify. You may vote “FOR” or “AGAINST” proposals 2 or 3 or abstain from voting.
The Board recommends a vote FOR each nominee for director (proposal 1) and FOR proposals 2 and 3.
How do I vote if I am a stockholder of record? If you were a holder of record of our common stock on December 30, 2022, the record date for the Annual Meeting, you may use the following methods to vote your shares at the Annual Meeting:
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By Mail.   You may vote by completing, signing, dating and returning your paper proxy in the accompanying postage prepaid envelope. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail.

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By Telephone.   You can vote your shares via telephone by calling the phone number on the proxy card and then following the voice instructions. If you vote by telephone, you do not need to mail a proxy card.

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Via the Internet.   You can vote your shares via the internet by following the instructions in the enclosed proxy card. The internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the internet, you do not need to mail a proxy card.

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In person at the Annual Meeting.    If you attend the meeting, be sure to bring a form of government issued picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a paper proxy card or a ballot, which will be available at the meeting.

How do I vote if I hold my shares in street name? If on the record date of December 30, 2022, your shares were held in a stock brokerage account or by a bank or other stockholder of record, you may use the following methods to vote your shares at the Annual Meeting:
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By Mail, Telephone or via the Internet.   You should receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail, telephone or via the internet. If you wish to vote your shares by mail, telephone or via the internet, you should follow those instructions.

•
In person at the Annual Meeting.   If you attend the meeting, you will need to contact the bank, broker or other nominee that is the stockholder of record for your shares to obtain a broker’s proxy card and then bring the proxy card, an account statement, or a letter from the stockholder of record indicating that you beneficially owned the shares as of the record date, and a form of government issued picture identification to the meeting. If you have each of (1) the broker’s proxy card, (2) an account statement or letter indicating beneficial ownership as of the record date and (3) a government issued picture identification, you may vote by completing a paper proxy card or a ballot, which will be available at the meeting. If you do not have these items, you will not be able to vote at the meeting.

If you do not provide instructions with your proxy, your bank, broker, or other nominee (collectively referred to as a “broker”) will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters but do not have discretion to vote on non-routine matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023 (proposal 3) because that is deemed to be a routine matter, but the broker could not vote your shares for proposal 1, the election of the Class II directors or proposal 2, the non-binding and advisory resolution approving the compensation of our Named Executive Officers, as described in this proxy statement under “Executive Compensation,” on the agenda at the Annual Meeting.

If you do not provide voting instructions to your broker and the broker has delivered a proxy card indicating that it does not have discretionary authority to vote on a particular proposal, your shares will be considered as “broker non-votes” with regards to that proposal. Broker non-votes will be counted for the purpose of determining the existence of a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.
How are votes counted? Votes will be counted by the inspector of election appointed by the Board for the meeting, who will separately count “FOR” and “WITHHOLD” votes and any broker non-votes for the election of directors. Broker non-votes will not count for or against any nominees.
With respect to proposals 2 and 3, below, the inspector of election will separately count “FOR,” “AGAINST” or “ABSTAIN” votes. Abstentions and broker non-votes will have no effect and will not be counted towards the vote totals for proposals 2 and 3.
How many votes are needed to approve each of the proposals? Provided that a quorum is present, approval of the proposals described in this proxy statement will require the following affirmative votes (among votes properly cast in person or by proxy):
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Proposal 1 — Election of our two nominees for Class II directors.   The two nominees receiving the most “FOR” votes will be elected.

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Proposal 2 — Non-binding and advisory resolution approving the compensation of our Named Executive Officers, as described in this proxy statement under “Executive Compensation.”   This proposal will be approved if the holders of a majority of the total votes cast either affirmatively or negatively vote “FOR” the proposal.

•
Proposal 3 — Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for our fiscal year ending September 30, 2023.   This proposal will be approved if the holders of a majority of the total votes cast either affirmatively or negatively vote “FOR” the proposal.

What is the effect of abstentions? Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and will have no impact for purposes of determining the approval of each of the proposals submitted to the stockholders for a vote.
A summary of the voting provisions, provided a valid quorum is present or represented at the Annual Meeting, for the matters described in “What am I voting on?”, “How are votes counted?”, “How many votes are needed to approve each of the proposals?” and “What is the effect of abstentions?” is as follows:
Proposal No.	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non- Votes
1	Election of Director Nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker.	No	Plurality	No impact	No impact

Proposal No.	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non- Votes
2	Non-binding and advisory resolution approving the compensation of our Named Executive Officers	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker.	No	Majority of votes cast affirmatively or negatively	No impact	No impact
3	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of votes cast affirmatively or negatively	No impact	No impact
How will the Company representative proxy holders vote for me? Emily M. Leproust, Ph.D. and Dennis Cho, the latter of whom serves as our Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer, or anyone else that they choose as their substitutes, have been appointed by the Board as proxy holders to vote in your place as your proxies at the Annual Meeting. The proxy holders will vote your shares as you instruct them. If you sign, date and return the enclosed proxy card and do not indicate how you want your shares voted, the proxy holders will vote as our Board recommends. If there is an interruption or adjournment of the Annual Meeting before the agenda is completed, the proxy holders may still vote your shares when the meeting resumes. If a broker holds your common stock, they will ask you for instructions and instruct the proxy holders to vote the shares held by them in accordance with your instructions.
Can I change my vote after I have returned my proxy card? Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Accordingly, you may change your vote either by submitting a proxy card prior to or at the Annual Meeting or by voting in person at the Annual Meeting. The later submitted vote will be recorded and the earlier vote revoked. You also may revoke your proxy by sending a notice of revocation to our General Counsel, Dennis Cho, which must be received prior to the Annual Meeting. If your shares are held by your broker, you should follow the instructions provided by your broker.
What constitutes a quorum for purposes of the Annual Meeting? To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented in person or by proxy. Based on the number of shares of our common stock outstanding as of the record date, 28,322,560 shares of our common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.
Who pays for this solicitation? Twist will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person, by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor.
What does it mean if I receive multiple proxy cards? If you receive more than one proxy card, it means that your shares are registered in more than one name or are registered in different accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
What happens when two stockholders share the same address? We may satisfy the Securities and Exchange Commission (“SEC”) rules regarding delivery of proxy statements by delivering a single proxy statement to an address shared by two or more of our stockholders. This delivery method is known as “householding” and can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one proxy statement to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above or call us at (800) 719-0671 to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please contact us.
What happens if other business not discussed in this proxy statement comes before the meeting? The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under Delaware law, the proxy holders will use their discretion in casting all of the votes that they are entitled to cast.
How can I find out the results of the voting at the Annual Meeting? We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
When are stockholder proposals due for next year’s annual meeting of the stockholders? Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the SEC.
Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2024 annual meeting of stockholders, we must receive the proposal at our executive offices at 681 Gateway Boulevard, South San Francisco, California 94080 by September 8, 2023.
Under our bylaws, a stockholder who wishes to present a proposal, including director nominations, before an annual meeting of stockholders but does not intend for the proposal to be included in our proxy statement must provide notice of its proposal not earlier than October 10, 2023 and not later than November 9, 2023. In the event that we hold our 2024 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, the deadline will instead be the later of the close of business on the 90th day prior to such annual meeting or the close of business on the 10th day following the first public disclosure of the 2024 annual meeting date. The notice and proposal should be addressed to the attention of our General Counsel at our executive offices at the address listed on the cover of this proxy statement, and we suggest that it be sent by certified mail, return receipt requested.
In addition, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
Any proposal that you submit must comply with our bylaws and SEC rules.
Whom can I contact for further information?
If you would like additional copies, without charge, of this proxy statement and other proxy materials for the Annual Meeting or proxy materials for future stockholder meetings, please contact our Investor Relations team at (800) 719-0671. If you have any questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our General Counsel, Dennis Cho, at (800) 719-0671.

PROPOSAL 1 — ELECTION OF DIRECTORS
Pursuant to our certificate of incorporation and bylaws, our Board is divided into three classes with staggered three-year terms. The total number of authorized directors on our Board will be fixed at nine directors, effective as of the date of the Annual Meeting. The terms of our Class II directors will expire at the annual meeting of stockholders to be held in 2026.
There are two nominees for Class II director at the Annual Meeting: Keith Crandell and Jan Johannessen. Nicolas Barthelemy’s term will expire at the Annual Meeting and, accordingly, he will cease to serve as a director following the Annual Meeting. Stockholders cannot submit proxies voting for a greater number of persons than the two nominees named in this Proposal 1. Each director to be elected will hold office until the annual meeting of stockholders to be held in 2026 and until his successor is elected and qualified or until the director’s death, retirement, resignation or removal. Each nominee is currently a director of the Company and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.
There are no family relationships between any of our directors, nominees or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.
Nominees for Class II Directors
Name	Age	Class	Position
Keith Crandell	62	II	Compensation Committee Member and Nominating and Corporate Governance Committee Member
Jan Johannessen	66	II	Audit and Risk Committee Chair and Nominating and Corporate Governance Committee Member
Keith Crandell, age 62, has served on our Board since October 2013. Mr. Crandell is a Managing Director of ARCH Venture Management, L.P., and its predecessor, a venture capital firm focused on early-stage technology companies, since 1986. Mr. Crandell is a director of several private companies and also serves on the board of directors of Quanterix Corporation, a publicly-traded company focusing on digital biomarker detection for infectious disease screening and therapeutics development, 908 Devices Inc., a publicly traded company focused on point-of-need chemical and biomolecular analysis devices and DA32 Life Science Tech Acquisition Corp. From 2007 to 2019, he served on the board of directors of Adesto Technologies Corporation, a publicly traded provider of application-specific and ultra-low power non-volatile memory products. Mr. Crandell holds a B.S. in Chemistry and Mathematics from St. Lawrence University, an M.S. in Chemistry from the University of Texas, Arlington, and an M.B.A. from the University of Chicago.
Our Board believes that Mr. Crandell brings extensive experience in the technology, life sciences and biotechnology industries and that his service on a number of boards provides an important perspective on operations, finance and corporate governance matters, which qualifies him to serve as one of our directors.
Jan Johannessen, age 66, has served on our Board since October 2018. Mr. Johannessen currently serves as an advisor to iGlobe Partners, a venture capital company. Mr. Johannessen served as Chief Operating Officer and Secretary at Conexant Systems, LLC, a semiconductor company, from May 2013 to August 2017 and also served as its Chief Financial Officer from May 2013 to May 2016 and as its Chief Executive Officer from May 2016 to August 2017. Mr. Johannessen served as Chief Financial Officer and Secretary at REC Silicon ASA, a company listed on the Oslo stock exchange from August 2008 to May 2013. He served as Interim Chief Executive Officer and President at Lattice Semiconductor Corporation, a publicly traded company, from May 2008 to August 2008 and as Chief Financial Officer and Secretary at Lattice Semiconductor Corporation from December 2003 to May 2008. Mr. Johannessen holds a B.S. in Business from the University of Houston, and an M.B.A. in International Business from Arizona State University.
Our Board believes that Mr. Johannessen brings extensive executive experience in the technology industry and financial and accounting expertise, which qualifies him to serve as one of our directors.

Continuing Directors
Name	Age	Class(1)	Position
Nelson Chan	61	I	Director, Audit and Risk Committee Member and Nominating and Corporate Governance Committee Member, Lead Director for ESG
Xiaoying Mai	35	I	Director and Audit and Risk Committee Member
Robert Ragusa(2)	63	I	Director
Melissa A. Starovasnik	57	I	Director and Compensation Committee Chair
Emily M. Leproust, Ph.D.	49	III	Chair of the Board and Chief Executive Officer
William Banyai, Ph.D.	68	III	Director, Senior Vice President of Advanced Development and General Manager of Data Storage
Robert Chess	65	III	Lead Independent Director, Compensation Committee Member and Nominating and Corporate Governance Committee Chair

(1)
The terms of Class I directors will expire at the 2025 annual meeting. The terms of Class III directors will expire at the 2024 annual meeting.

(2)
Effective as of the Annual Meeting, Mr. Ragusa will serve as a member of the Audit and Risk Committee and Compensation Committee of the Board.

Nelson C. Chan, age 61, has served on our Board since May 2019. From 2006 until 2008, Mr. Chan served as Chief Executive Officer of Magellan Navigation, Inc., a leader in the consumer, survey, GIS and OEM GPS navigation and positioning markets. From 1992 through 2006, Mr. Chan held various senior management positions at SanDisk Corporation, a leader in flash memory cards, including most recently as Executive Vice President and General Manager, Consumer Business. From 1983 to 1992, he held marketing and engineering positions at Chip and Technologies, Signetics, and Delco Electronics. Mr. Chan is Chairman of the Board of Synaptics Incorporated, a developer of custom-designed human interface solutions and a member of its Audit Committee and Nominating and Corporate Governance Committee. Mr. Chan is also a director and a member of the Audit Committee and Nominating and Corporate Governance Committee of Deckers Outdoor Corporation. He served as Chairman of the board of Adesto Technologies Corporation from 2010 until it was acquired in 2020 by Dialog Semiconductor PLC, and as a member of the board of Affymetrix Inc. from March 2010 to March 2016 until it was acquired by Thermo Fisher Scientific Inc. Mr. Chan was Chairman of the board of Outerwall Inc. from June 2013 to September 2016 and served on the board from June 2011 to June 2013 until it was acquired by Apollo Global Management. He was a director of Socket Mobile from 2016 until 2019, and as a director of Silicon Laboratories, Inc. from 2007 until 2010. Mr. Chan also currently serves as a member of the board of several privately-held companies. Mr. Chan holds a B.S. degree in electrical and computer engineering from the University of California at Santa Barbara and a M.B.A. from Santa Clara University.
Our Board believes that Mr. Chan’s past experience as the Chief Executive Officer of Magellan, his senior management positions with other leading companies, his experience with ESG initiatives, and his service as a director and audit committee member of multiple public and private companies provide the requisite qualifications, skills, perspectives, and experiences that qualify him to serve on our Board and as our lead ESG director.
Xiaoying Mai, age 35, has served on our Board since July 2018. Ms. Mai is an Executive Director of GF Investments (Hong Kong), a private equity investment firm based in Hong Kong China that specializes in investing in biotechnology companies, a position she has held since Nov 2021. Ms. Mai previously served as an investment director of GF Xinde, a venture arm for Guangfa Securities Co., Ltd, a publicly listed company in Hong Kong from 2015 to 2021, before which she was with the finance department of the group, where she specialized in preparing financial information for public disclosure and tax management. Ms. Mai holds a B.A. in Business Management from the Guangdong University of Foreign Studies and a M.A. in accountancy from George Washington University.

Our Board believes that Ms. Mai brings extensive financial expertise and experience in the biotechnology industry and with markets in Asia, which qualifies her to serve as one of our directors.
Robert Ragusa, age 63, has served on our Board since November 2016. Mr. Ragusa is currently the Chief Executive Officer of GRAIL, LLC. (“GRAIL”), a healthcare company focused on early detection of multiple cancers, which was acquired by Illumina, Inc. in August 2021. He has been the Chief Executive Officer of GRAIL since October 2021. Mr. Ragusa served as the Chief Operating Officer of Illumina, Inc., a strategic commercial partner of Twist and a publicly traded corporation providing sequencing and array-based solutions for genetic and genomic analysis from December 2013 to October 2021. Prior to joining Illumina, Inc., from April 2010 to November 2013, Mr. Ragusa was Executive Vice President, Global Operations and Service at Accuray Incorporated, a radiation oncology company that develops, manufactures, sells and supports cancer treatment solutions. Mr. Ragusa holds a B.S. in Biomedical and Electrical Engineering and an M.B.A. from the University of Connecticut, and an M.S. in Biomedical and Electrical Engineering from Carnegie-Mellon University.
Our Board believes that Mr. Ragusa brings extensive experience in important ecosystem partners and managing operations of large public companies, and this, in addition to his education in biotechnology, finance and management, qualifies him to serve as one of our directors.
Melissa A. Starovasnik, age 57, has served on our Board since August 2021. Prior to joining our Board, Dr. Starovasnik served as Senior Scientific Advisor, Research at Genentech, Inc. (“Genentech”) from 2017 to 2021 and brings nearly three decades of experience in protein and antibody drug discovery and development. From 1993 to 2017, Dr. Starovasnik served at Genentech in roles of increasing responsibility and was an integral member of the research leadership team. As Vice President, Protein Sciences and Head of Large Molecule Drug Discovery from 2011 to 2017, she was responsible for protein and antibody therapeutics discovery, overseeing an organization of nearly 200 employees. Dr. Starovasnik holds a B.S. in Chemistry and a Ph.D. in Biochemistry from the University of Washington. She also currently serves as a Scientific Advisory Board Member for Aarvik Therapeutics Inc, Ambrx Inc, and Denali Therapeutics Inc.
Our Board believes that Dr. Starovasnik’s extensive experience in the biotechnology industry and significant leadership experience qualify her to serve as one of our directors.
Emily M. Leproust, Ph.D., age 49, has served as our Chief Executive Officer and a member of our Board since April 2013, our President from April 2013 to October 2022 and Chair of our Board since October 2018. Prior to co-founding Twist, Dr. Leproust served in various positions at Agilent, most recently as its Director, Applications and Chemistry R&D from February 2009 to April 2013. In addition, Dr. Leproust has served on Sema4 Holdings Corp.’s board of directors since September 2020. Dr. Leproust holds a M.Sc. in Industrial Chemistry from the Lyon School of Industrial Chemistry and a Ph.D. in Organic Chemistry from the University of Houston.
Our Board believes that Dr. Leproust is qualified to serve as a director because of her operational and historical expertise gained from serving as our President and Chief Executive Officer, and her extensive professional and educational experience in the biotechnology industry.
William Banyai, Ph.D., age 68, has served as our Senior Vice President of Advanced Development and General Manager of Data Storage since January 2020 and previously served as our Chief Operating Officer from April 2013 to December 2019. He has been a member of our Board since April 2013. Prior to co-founding Twist, from April 2006 to March 2013, Dr. Banyai was the Vice President of Hardware Engineering at Complete Genomics Inc., a life sciences company that developed and commercialized a platform for sequencing and analyzing human genomes. Dr. Banyai was also previously a director at Glimmerglass Networks, a supplier of SDN enabled Intelligent Optical Switching and Optical Network Management solutions. Dr. Banyai holds a B.S. in Physics and an M.S. in Electrical Science from the University of Michigan, an Engineer of Electrical Engineering degree from the University of Southern California and a Ph.D. in Optical Science from the University of Arizona.
Our Board believes that Dr. Banyai’s experience as our Senior Vice President of Advanced Development and General Manager of Data Storage and extensive executive and professional experience in the biotechnology industry, as well as his previous director experience and expertise in corporate governance, qualify him to serve as a director.

Robert Chess, age 65, has served on our Board since July 2014, and he was appointed as lead independent director effective as of October 30, 2018. Mr. Chess is Chairman of the Board of Directors of Nektar Therapeutics, a publicly traded therapeutics company. He has served on the Board of Nektar Therapeutics as either Chief Executive Officer and/or Chairman since 1992 and has held the Chairman position since 1999. Mr. Chess has also served on the Board of Directors of Pharsight Corp., a publicly traded company that provides software and scientific consulting services to pharmaceutical and biotechnology companies, and CoTherix, Inc., a publicly traded biopharmaceutical company. Mr. Chess currently serves as a lecturer at the Stanford Graduate School of Business, a position he has held since 2004. Mr. Chess holds a B.S. in Engineering with Honors from the California Institute of Technology and an M.B.A. from Harvard University.
Our Board believes that Mr. Chess brings extensive board and executive experience managing the operations of biotechnology companies, and his service on a number of public company boards provides important industry and corporate governance experience, which qualifies him to serve as one of our directors.
Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2)(5) ($)	All Other Compensation	Total ($)
Nicolas Barthelemy	64,286	214,976(3)	—	—	279,262
Nelson C. Chan	58,430	214,976(3)	—	—	273,406
Robert Chess	81,969	214,976(3)	—	—	296,945
Keith Crandell	55,198	214,976(3)	—	—	270,174
Jan Johannessen	68,229	214,976(3)	—	—	283,205
Xiaoying Mai	53,229	1,031,784(3)(4)	737,425(6)	—	1,822,438
Robert Ragusa	45,896	214,976(3)	—	—	260,872
Melissa A. Starovasnik	52,433	214,976(3)	—	—	267,409

(1)
The amounts reported in this column reflect the aggregate grant date fair value for financial statement reporting purposes of restricted stock units granted during the fiscal year ended September 30, 2022 as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). These amounts reflect our accounting expense for these restricted stock units and do not represent the actual economic value that may be realized by each non-employee director. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

(2)
Except for Ms. Mai, none of our non-employee directors received options during the fiscal year ended September 30, 2022. The amount reported in this column for Ms. Mai reflects the aggregate grant date fair value for financial statement reporting purposes of stock options granted on February 7, 2022 as determined in accordance with FASB ASC Topic 718. See footnote 6. This amount reflects our accounting expense for these stock options and do not represent the actual economic value that may be realized. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these options, refer to Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

(3)
This represents the grant date aggregate fair value of 3,491 restricted stock unit (“RSUs”) granted on February 8, 2022, 100% of which vests on the earlier of (i) the one-year anniversary of the date of the grant or (ii) the date of the Company’s first annual meeting of stockholders following the date of the grant each subject to the non-employee director’s continuous service through the vesting date.

(4)
In addition to the RSUs referenced in footnote 3 above, this amount also includes the grant date fair value of 13,539 RSUs granted to Ms. Mai on February 7, 2022, 100% of which were vested on the date of the grant. From 2019 to 2021, Ms. Mai was a resident of the People’s Republic of China (PRC) and was not granted any equity awards for her service on our Board due to PRC restrictions. In fiscal year 2022, Ms. Mai became a resident of Hong Kong and therefore became eligible to receive equity awards pursuant to our director compensation program for her service from 2019 to 2021. This RSU award represents the lost spread value on option awards that would have been granted to Ms. Mai but for the PRC restrictions. The number of RSUs subject to this award was determined as follows: our current stock price less the amount that would have been the original exercise price of the options to determine the lost spread value, which was divided by the current stock price to calculate the number of additional RSUs for years 2019 and 2020. As discussed in footnote 6, the option granted to Ms. Mai with respect to our 2021 annual meeting was underwater and was granted at the original exercise price of $189.96, consistent with the options granted to the other directors.
(5)
As of September 30, 2022, the aggregate number of shares of Twist common stock underlying outstanding option awards for each non-employee director were: Mr. Barthelemy: 32,631; Mr. Chan: 38,396; Mr. Chess: 58,379; Mr. Crandell: 22,858; Mr. Johannessen: 45,162; Ms. Mai: 22,858; Mr. Ragusa: 12,270; and Ms. Starovasnik: 2,739.

(6)
This represents the grant date aggregate fair value of: (i) for Ms. Mai’s service on our board in 2019, an option to purchase 10,588 shares of common stock granted on February 7, 2022 with an exercise price of $60.33 per share and an expiration date of July 22, 2029, which represents an equity award for our 2019 annual meeting; (ii) for her service on our board in 2020, an option to purchase 11,297 shares of common stock granted on February 7, 2022 with an exercise price of $60.33 per share and an expiration date of February 3, 2030, which represents an equity award for our 2020 annual meeting; and (iii) for her service on our board in 2021, an option to purchase 973 shares of common stock granted on February 7, 2022 with an exercise price of $189.96 per share and an expiration date of February 2, 2031, which represents an equity award for our 2021 annual meeting. As discussed in footnote 4, beginning in 2022, Ms. Mai became a resident of Hong Kong and therefore became eligible to receive option awards pursuant to our director compensation program for her service on our Board from 2019 to 2021, which would have been previously granted to her but for PRC restrictions. The option awards granted to Ms. Mai were fully vested on the date of grant. If the grants had been made at the time of the prior annual meetings, each grant would have vested upon the earlier of (i) the one-year anniversary of the date of grant or (ii) the next annual meeting.

Our non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors. Under this policy, we will pay our non-employee directors a cash retainer for service on the Board and an additional cash retainer for service on each committee on which the director is a member, which will be paid quarterly in arrears. The chair of each committee will receive higher retainers for such service. The fees paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:
	Member Annual Retainer	Chair or Lead Director Annual Retainer
Board of Directors	$45,000	$65,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Corporate Governance Committee	5,000	10,000
ESG	—	$10,000
In addition, each non-employee director elected to our Board will, upon the date of his or her initial election or appointment to be a non-employee director, be granted an equity award value of $395,000, which will be in the form of restricted stock units. One-third of the shares subject to such initial RSU award will vest on each anniversary of the date of grant, subject to the director providing service through each vesting date. Further, at the close of business on the date of each annual stockholder meeting, each person who is currently a non-employee director will be granted additional equity awards using an aggregate cash value target of $215,000, which will be in the form of restricted stock units. 100% of the shares subject to such annual RSU grant will vest in full on the earlier of the one-year anniversary of the grant date or the next annual stockholder meeting, subject to the director providing service through the vesting date. All RSU awards to non-employee directors are made pursuant to the 2018 Plan. Notwithstanding the foregoing vesting schedules, if such director remains a service provider until immediately prior to the closing of a “change in control” (as defined in the applicable equity plan), the shares subject to his or her then-outstanding RSU award that was granted pursuant to the non-employee director compensation policy will become fully vested immediately prior to the closing of the change in control.
We will also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.
Equity Awards Granted to Xiaoying Mai for Prior Service
In addition to the annual equity awards granted to Ms. Mai for her service on our Board in 2022 pursuant to our director compensation policy, the Company also granted equity awards to Ms. Mai that were owed to her for her prior service from 2019 to 2021, as described below.
From 2019 to 2021, Ms. Mai was a resident of the People’s Republic of China (“PRC”) and was not granted any equity awards for her service on our Board due to PRC restrictions. In fiscal year 2022, Ms. Mai became a resident of Hong Kong and therefore became eligible to receive RSU and option awards pursuant to our director compensation program for her service on our Board from 2019 to 2021.
On February 7, 2022, Ms. Mai was granted 13,539 RSUs, 100% of which were vested on the date of the grant. This RSU award represents the lost spread value on option awards that would have been granted to Ms. Mai but for the PRC restrictions. The number of RSUs subject to this award was determined as follows: our current stock price less the amount that would have been the original exercise price of the options to determine the lost spread value, which was divided by the current stock price to calculate the number of additional RSUs for years 2019 and 2020. As discussed below, the option granted to Ms. Mai with respect to our 2021 annual meeting was underwater and was granted at the original exercise price of $189.96, consistent with the options granted to the other directors.
In addition to the RSU award described above, Ms. Mai was granted the following option awards: (i) for her service on our board in 2019, she was granted an option to purchase 10,588 shares of common stock on February 7, 2022 with an exercise price of $60.33 per share and an expiration date of July 22, 2029, which represents an equity award for our 2019 annual meeting; (ii) for her service on our board in 2020, she was granted an option to purchase 11,297 shares of common stock on February 7, 2022 with an exercise price of $60.33 per share and an expiration date of February 3, 2030, which represents an equity award for our 2020 annual meeting; and (iii) for her service on our board in 2021, she was granted an option to purchase 973 shares of common stock on February 7, 2022 with an exercise price of $189.96 per share and an expiration date of February 2, 2031, which represents an equity award for our 2021 annual meeting. The option awards granted to Ms. Mai were fully vested on the date of grant. If the grants had been made at the time of the prior annual meetings, each grant would have vested upon the earlier of (i) the one-year anniversary of the date of grant or (ii) the next annual meeting.
Board Diversity
Board Diversity Matrix (As of December 30, 2022)
		10
Total Number of Directors	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latino	—	—	—	—

Board Diversity Matrix (As of December 30, 2022)
		10
Total Number of Directors	Female	Male	Non-Binary	Did Not Disclose Gender
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Our Board adopted a Board Diversity Policy in February 2022 that can be viewed on the Investor Relations section of our website at investors.twistbioscience.com/governance/governance-highlights.
Required Vote
The two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee proposed by our Board and the nominating and corporate governance committee. Under applicable rules, brokers are prohibited from giving proxies to vote on elections of directors unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to the two nominees in this proposal 1 if you want your broker to vote your shares on the matter. Otherwise, your shares will be treated as broker non-votes. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE NAMED IN PROPOSAL 1.

CORPORATE GOVERNANCE
Board Composition
We continuously evaluate our director skillset and expertise for alignment with our strategic objectives. Our directors bring extensive expertise in areas that are important to Twist’s strategy, execution and long-term success. In addition, we strive to create and maintain a diverse board as we respect the value that diverse life experiences bring to our Board and leadership.
Our Board is currently comprised of ten members. Our amended and restated bylaws permit our Board to establish by resolution the authorized number of directors, and as of the date of the Annual Meeting, nine directors will be authorized, seven of whom qualify as “independent” under the listing standards of the Nasdaq Stock Market. Our Board has appointed Dr. Leproust to serve as Chair of our Board and Mr. Chess to serve as our lead independent director.
Our Board is divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes of directors continuing for the remainder of their respective three-year terms.
Our directors are divided among the three classes as follows:
•
the Class I directors are currently Messrs. Chan and Ragusa, Ms. Mai and Dr. Starovasnik and their terms will expire at the annual meeting of stockholders to be held in 2025;

•
the Class II directors are currently Messrs. Barthelemy, Crandell and Johannessen, and their terms will expire at the Annual Meeting; and

•
the Class III directors are currently Drs. Leproust and Banyai and Mr. Chess, and their terms will expire at the annual meeting of stockholders to be held in 2024.

Director Skills and Expertise
Director	Public Company Board/CEO	Finance Expert	Global Commercial Operations	Risk Oversight	Strategic Planning	Technology Innovation
William Banyai	√		√	√	√	√
Nicolas Barthelemy			√	√	√
Nelson C. Chan	√	√	√	√	√	√
Robert Chess	√	√		√	√	√
Keith Crandell		√		√	√	√
Jan Johannessen		√	√	√	√	√
Emily M. Leproust	√		√	√	√	√
Xiaoying Mai		√		√	√	√
Robert Ragusa	√		√	√	√	√
Melissa A. Starovasnik				√	√	√
Board and Committee Meetings
Our Board held five meetings during the fiscal year ended September 30, 2022. The number of meetings held by each of the standing committees of our Board are provided below. All directors attended at least 75% of the meetings of the Board and the committees on which he or she served.
Board and Committee Meeting Attendance Policy
Our Board has adopted a Directors Attendance Policy, which strongly encourages directors to attend each meeting of the Board and meetings of committees of the board on which they serve in person, by telephone conference or by other means.

Attendance at Annual Meeting
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, directors are encouraged to attend the annual meetings. Our entire Board, which was comprised of 10 directors at the time, attended our 2022 annual meeting of stockholders.
Director Independence
Our Board has undertaken a review of its composition, the composition of its committees, and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that each of Messrs. Barthelemy, Chan, Chess, Crandell, Johannessen and Ragusa, Ms. Mai and Dr. Starovasnik do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing standards of the Nasdaq Stock Market. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described above in this section.
Proxy Access
In 2022, our Board amended our bylaws to permit a stockholder, or group of up to 20 stockholders, owning in the aggregate at least 3% of our outstanding common stock continuously for at least three years and who continue to own such minimum shares through the date of the Annual Meeting, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the board of directors, provided that the nominating holders and the nominees satisfy the requirements specified in the bylaws, including providing us with advance notice of the nomination.
Communications with the Board of Directors
Stockholders and other interested parties may communicate with our Board of Directors as a whole, the Chair of the Board, Lead Independent Director or the independent directors as a group, by writing to our Board of Directors c/o Secretary, Dennis Cho, Twist Bioscience Corporation, 681 Gateway Boulevard, South San Francisco, California 94080. All mail received will be opened and communications that relate to matters that are within the scope of the responsibilities of our Board of Directors will be forwarded to the Chair of the Board, the Lead Independent Director or the independent directors as a group, as applicable. If the correspondence is addressed to our Board of Directors, the Chair of the Board will share it with the other board members if the Chair determines it is appropriate for our Board of Directors to review such correspondence.
Committees of the Board
Our Board has an audit and risk committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.
Audit and Risk Committee
Our audit and risk committee is currently comprised of Messrs. Chan, Barthelemy and Johannessen and Ms. Mai, each of whom is a non-employee member of our Board, with Mr. Johannessen serving as audit and risk committee chair. Following the Annual Meeting, the audit and risk committee will be comprised of the following members: Messrs. Chan, Johannessen and Ragusa and Ms. Mai, with Mr. Johannessen serving as Chair. Our Board has determined that each of the members of our audit and risk committee satisfies the requirements for independence and financial literacy under the current listing standards of the Nasdaq Stock Market and SEC rules and regulations, including Rule 10A-3. Our Board has also determined that Mr. Johannessen is an audit committee financial expert within the meaning of Item 407(d) of

Regulation S-K of the Securities Act. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Johannessen any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on the board or the audit and risk committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit and risk committee member.
Our audit and risk committee is responsible for, among other things:
•
selecting a qualified firm to serve as independent registered public accounting firm to audit our financial statements;

•
helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing related party transactions;

•
reviewing our policies on risk assessment and risk management;

•
reviewing the adequacy and effectiveness of our cyber security and information security policies and practices, including the internal controls regarding cyber and information security;

•
review with management and members of the internal auditor, if any, any regulatory developments that could impact our risk identification, assessment, monitoring and risk management and mitigation;

•
approving all audit and all permissible non-audit services, to be performed by the independent registered public accounting firm; and

•
reviewing the audit committee report required by SEC rules to be included in our annual proxy statement.

Our audit and risk committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our audit and risk committee. Our audit and risk committee held six meetings in the fiscal year ended September 30, 2022.
Compensation Committee
Our compensation committee is currently comprised of Messrs. Barthelemy, Chess and Crandell and Dr. Starovasnik, each of whom is a non-employee member of our Board, with Dr. Starovasnik serving as compensation committee chair. Following the Annual Meeting the compensation committee will be comprised of the following members: Messrs. Chess, Crandell and Ragusa, and Dr. Starovasnik, with Dr. Starovasnik serving as Chair. Our Board has determined that each member of the compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and each member meets the requirements for independence under the listing standards of the Nasdaq Stock Market and SEC rules and regulations. Our compensation committee is responsible for, among other things:
•
reviewing and approving the compensation of our chief executive officer and other executive officers;

•
reviewing the compensation paid to our directors and making recommendations to our Board;

•
reviewing, adopting, amending, and administering our equity incentive plans and granting awards to eligible persons and determining the terms of such awards;

•
reviewing, approving, amending, and terminating any change in control, severance or termination agreement, plan or arrangement for our executive officers;

•
reviewing in conjunction with the nominating and corporate governance committee, succession planning for our chief executive officer and other executive officers and evaluating potential successors; and

•
assessing whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Our compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. Our compensation committee held five meetings in the fiscal year ended September 30, 2022.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. Chan, Chess, Crandell and Johannessen, each of whom is a non-employee member of our Board, with Mr. Chess serving as chair. Our Board has determined that each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the Nasdaq Stock Market and SEC rules and regulations.
Our nominating and corporate governance committee is responsible for, among other things:
•
identifying, evaluating and making recommendations to our Board regarding nominees for election to our Board, and individuals to fill any vacancies on our Board, between meetings of our stockholders at which directors are to be elected;

•
identifying, evaluating and making recommendations to our Board regarding the chairmanship and membership of each of its committees;

•
considering and making recommendations to our Board regarding the composition of our Board and its committees;

•
assessing the effectiveness of any diversity policy our Board may determine to implement;

•
reviewing in conjunction with the compensation committee, succession planning for our chief executive officer and other executive officers and evaluating potential successors;

•
reviewing and assessing the adequacy of our corporate governance guidelines and recommending any proposed changes to our Board; and

•
reviewing and assessing our ESG initiatives, goals and progress.

Our nominating and corporate governance committee operates under a written charter, which satisfies the applicable listing requirements and rules of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. Our nominating and corporate governance committee held four meetings in the fiscal year ended September 30, 2022.
Our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to, diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance; experience relevant to our industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of our operations; practical and mature business judgment; and any other relevant qualifications, attributes or skills.

Currently, our Board evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
Our Board may from time to time establish other committees.
Report of the Audit and Risk Committee
The material in this Report of the Audit and Risk Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Twist Bioscience Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
The audit and risk committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2022 and discussed these financial statements with the Company’s management and with Ernst & Young LLP, the Company’s independent registered public accounting firm.
The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control for that purpose. The Company’s independent registered public accounting firm is responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The audit and risk committee is responsible for providing independent, objective oversight of these processes.
The audit and risk committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The audit and risk committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit and risk committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions referred to above, the audit and risk committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 for filing with the Securities and Exchange Commission.
By the Audit and Risk Committee
Jan Johannessen (Chair)
Nicolas Barthelemy
Nelson C. Chan
Xiaoying Mai
Policies and Procedures for Related Party Transactions
Our audit and risk committee charter states that our audit and risk committee is responsible for reviewing and approving in advance any related party transaction. Our Board adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions by the audit and risk committee. Pursuant to the policy, all of our directors, officers and employees are required to report to the audit and risk committee prior to entering into any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the audit and risk committee of our Board and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, and indemnification arrangements, discussed, when required, in the section titled “Executive compensation”, the following is a description of each transaction since October 1, 2021 and each currently proposed transaction in which:
•
we have been or are to be a participant;

•
the amount involved exceeded or will exceed the lesser of $120,000 or one percent of our total assets at the end of the last two completed fiscal years; and

•
any of our directors, executive officers, or holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these persons, had or will have a direct or indirect material interest.

Prior Senior Business Advisor Agreement with Nelson C. Chan
Prior to the date Nelson C. Chan joined our Board in May 2019, under a Senior Business Advisor Agreement dated November 1, 2017 with the Company (the “Legacy Advisor Agreement”), he provided data storage advisory services to us and was entitled to an option to purchase 7,070 shares of our common stock (the “Option Award”).
Since Mr. Chan’s appointment to our Board, he has provided no advisory services to us and has solely served as an independent director. As previously disclosed in our proxy statements, at the time of Mr. Chan’s appointment to our Board in May 2019, it was discovered that the Option Award had not been granted. To address our failure to fulfill our obligation to Mr. Chan under the Legacy Advisor Agreement without compromising his independence under the rules of the Nasdaq Stock Market, the Legacy Advisor Agreement was amended to ensure that the value of the payments he was entitled to receive under the Legacy Advisor Agreement would not exceed $120,000 in any rolling 12-month period. All payments under the Legacy Advisor Agreement were solely to provide Mr. Chan what he was owed prior to his appointment to our Board. In August 2022, Mr. Chan received the final payment of $119,999 under the Legacy Advisor Agreement. Following this final payment, we have no further obligations to Mr. Chan under the Legacy Advisory Agreement.
Stockholder Engagement
We actively engage with our stockholders as we value their insights and perspective. Through our investor relations program, we regularly meet with our stockholders through scheduled investor meetings, conferences, roadshows, tours and other active engagements. Our stockholder engagement is directed by our head of corporate affairs with oversight by our Chief Executive Officer, board chairperson and co-founder, Emily Leproust and our Chief Financial Officer, Jim Thorburn.
Additionally, over the last two years we have met with stockholders estimated to hold approximately 75% of our outstanding shares of common stock, and expanded our stockholder engagement program to include outreach to and meetings with investor stewardship and governance groups in order to discuss proxy-related proposals, overall corporate governance, ESG initiatives and other reporting initiatives. These discussions have involved our lead independent director as well as our Chief Executive Officer and Chief Financial Officer, as appropriate. These meetings have led to governance enhancements that help us to address the most important issues for our stockholders, and we consider it key to our long-term value creation.
Our conversations with stockholders covered a wide range of topics including our financial performance, our business strategies, commercial execution, risk management, performance metrics, diversity and inclusion metrics and programs, ESG reporting and ratings.

Stockholder Feedback	How Twist Responded
Consider additional disclosure on Nelson C. Chan’s prior senior business advisor agreement	In our Form 10-Q for the quarter ended June 30, 2022, we included a disclosure that all payments from Mr. Chan’s legacy advisor agreement were complete. In addition, we included language in the same document, also included in this Proxy Statement, to clarify that Mr. Chan’s consulting services concluded before he joined our Board, and that any outstanding payments made to Mr. Chan resulted from payment owed to him under the legacy agreement. Full details are available above, in the section titled “Policies and Procedures for Related Party Transactions — Prior Senior Business Advisor Agreement with Nelson C. Chan.”
Consider additional disclosure on the Board’s response to Nelson C. Chan receiving less than majority of the votes cast or withheld for his election in 2021
Our understanding from engagement with stockholders and investor stewardship and governance groups is that there was confusion around Mr. Chan’s independence. These groups communicated that the language included in the proxy statement for fiscal year 2021 did not clearly indicate that Mr. Chan was not actively consulting for Twist. In addition, stockholders communicated that the language was not clear that Mr. Chan was owed payment as a result of the legacy consulting agreement, not an active consulting arrangement.
As disclosed in our Form 10-Q for the quarter ended June 30, 2022 and in this Proxy Statement, in July 2022, we completed the payments to Mr. Chan owed to him under the prior legacy agreement. Mr. Chan has not served as a consultant since he was appointed as a Board member.
Our Board continues to believe Mr. Chan remains an excellent board member whose expertise brings unique insight and perspective to our Board and the committees on which he serves. We derive numerous benefits from Mr. Chan’s service on the board, including his deep understanding of data storage, which is important for our long-term growth, particularly in our DNA data storage business. In addition, Mr. Chan serves on several boards and has broad experience in sustainability frameworks, efforts and objectives. As such, he is our lead ESG director overseeing our ESG programs, adding value to our long-term strategic objectives.

Consider providing detailed progress made toward remediation of material weaknesses during fiscal year 2022 and the path to fully remediate them
Our Form 10-K for fiscal year 2021 disclosed the existence of three material weaknesses, and our Form 10-K for fiscal year 2022 disclosed one material weakness.
As of September 30, 2022, the one remaining material weakness related to the ineffective design and implementation of information technology general controls (“ITGCs”) in the areas of user access and program change-management for systems that support the Company’s financial reporting processes, and as a result, the operating effectiveness of our IT-dependent and automated controls (including certain controls that are responsive to the previously identified material weaknesses) have been assessed as ineffective and will remain as such

Stockholder Feedback	How Twist Responded

until the ITGC material weakness has been remediated.
Our planned remediation efforts to remove the material weakness relating to ITGCs include:
•
Hiring experts with experience designing and implementing control activities, including ITGCs, both internally and as consultants/specialists

•
Implementing information technology (“IT”) policies, procedures and control activities for key systems which impact financial reporting

•
Investing in upgrading or replacing existing systems that do not have the appropriate infrastructure to meet our internal control framework

•
Performing additional training to ensure relevant employees possess a clear understanding of risk assessment, controls, monitoring of activities related to automated processes and systems as well as ITGCs related to financial reporting

Our Audit and Risk Committee, our Board and our management team are committed to the remediation of the material weakness described above and will continue to make the necessary investments to upgrade our organizational capabilities to remediate and strengthen our internal controls.

Environmental, Social and Governance (ESG) and Sustainability
At Twist, we work in service of customers who are changing the world for the better. In fields such as health care, food/ agriculture, industrial chemicals, academic research and data storage, by using our synthetic DNA tools, our customers are developing ways to better lives and improve the sustainability of the planet. We believe that the faster our customers succeed, the better for all of us, and we believe Twist is uniquely positioned to help accelerate their efforts.
Our Board has delegated to our ESG Steering Committee oversight responsibility of our company-wide Environmental, Social and Governance (“ESG”) strategy, initiatives and policies. The ESG Steering Committee includes department leaders from finance, human resources, supply chain, legal, operations, quality assurance, information technology, biosecurity, government affairs and others. All activities of the ESG Steering Committee are overseen by our Chief Executive Officer and report into our lead ESG director, Nelson Chan.
Additional information about our ESG activities is available in our first ESG Report from January 2022, which, although not incorporated by reference into this Proxy Statement, is available at our website at www.twistbioscience.com/company/esg.
Code of Conduct
We have adopted the Twist Bioscience Corporation Code of Business Conduct and Ethics, or Code of Ethics, with which every person, including executive officers, who works for Twist and every member of our Board is expected to comply. The full text of our Code of Ethics is posted on the investor relations section of our website at www.twistbioscience.com. If any substantive amendments are made to the Code of Ethics or any waiver is granted, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding such amendment to, or waiver from, a provision of this Code of Ethics by posting such information on our website, at the address and location specified above, or as otherwise required by the Nasdaq Select Global Market.

In addition to the Code of Ethics, we have also adopted our Anti-Corruption Policy, our Anti-Money Laundering Policy, our Modern Slavery Act Statement, our Supplier Code of Conduct and our Board Diversity Policy. We require each of our employees to review and certify compliance with our codes and policies annually.
Succession Planning
Our Board, compensation committee and nominating and corporate governance committee maintain a plan of succession and development for the chief executive officer and each member of the executive management team. Management succession is regularly discussed in meetings of our Board. In addition, our Board periodically reviews our leadership pipeline, talent strategies, and succession plans for key positions. Directors also become familiar with potential successors for key positions through various other means, including presentations and informal meetings.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10 percent of our common stock to file with the SEC reports of ownership regarding the common stock and other Twist equity securities. These persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2022, other than one Form 4 for Kevin Yankton, related to an option grant, which was filed late.

EXECUTIVE OFFICERS
Executive Officers
Our executive officers as of January 1, 2023, their positions and their respective ages on that date are:
Name	Age	Position
Emily M. Leproust, Ph.D.	49	Chief Executive Officer and Chair of the Board
Patrick Finn, Ph.D.	51	President and Chief Operating Officer
James M. Thorburn	67	Chief Financial Officer
William Banyai, Ph.D.	68	Senior Vice President of Advanced Development, General Manager of Data Storage and Director
Dennis Cho	52	Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer
Paula Green	55	Senior Vice President of Human Resources
Kevin Yankton	56	Chief Accounting Officer
For information regarding Drs. Leproust and Banyai, please refer to “Proposal 1 — Election of Directors,” on page 6 above.
Patrick Finn, Ph.D. has served as our President and Chief Operating Officer since October 2022, our Chief Commercial Officer from October 2019 to October 2022, our Vice President of Sales and Marketing from February 2015 to October 2019 and our Senior Vice President of Commercial Operations from December 2018 to October 2019. Dr. Finn also serves on the Board of Directors of a number of private corporations. Prior to joining us, Dr. Finn was Vice President of Sales at Enzymatics Inc., a developer, manufacturer, and marketer of enzymes for molecular biology applications, sold predominantly to manufacturers in research and diagnostic markets from January 2012 to March 2015. Dr. Finn holds a B.Sc. in Chemistry from Heriot-Watt University and a Ph.D. in Chemistry from the University of Southampton.
James M. Thorburn has served as our Chief Financial Officer since April 2018. Prior to joining us, Mr. Thorburn served as a member of the Board of Directors of IXYS Corporation, a publicly traded semiconductor company from March 2007 to January 2018. Mr. Thorburn was also Chief Sales Officer and Co-Head of International at Televerde, a demand generation and sales acceleration enterprise, from August 2014 to February 2018. Prior to Televerde, he served as interim CFO of several public and private companies including Enercore, Next Autoworks, Fisker Automotive and Numonyx. Mr. Thorburn served as Chief Executive Officer of Zilog from March 2001 until August 2006. Prior to serving as Chief Executive Officer of Zilog, Mr. Thorburn held various executive positions including Chief Operating Officer of ON Semiconductor, operating consultant with Texas Pacific Group, Chief Financial Officer at Zilog and various management positions at National Semiconductor Corporation. Mr. Thorburn holds a B.Sc. (Hons.) degree from University of Glasgow and passed the Chartered Institute of Management Accountant exams in the United Kingdom.
Dennis Cho has served as our Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer since September 2021. From January 2021 to September 2021, Mr. Cho served as Vice President and Assistant General Counsel at CytomX Therapeutics, Inc., a therapeutic antibody platform company. Prior to this, from December 2019 to January 2021, Mr. Cho served as Executive Director for Seagen Inc., a biotechnology company. From October 2010 to December 2019, Mr. Cho was Senior Corporate Counsel and Executive Director for Celgene Corporation, an integrated global pharmaceutical company. Mr. Cho holds a B.S. in Molecular Cell Biology (Genetics), and Ethnic Studies, and a J.D. from University of California, Berkeley.
Paula Green has served as our Senior Vice President of Human Resources since December 2020 and previously served as our Vice President of Human Resources from March 2016 to November 2020. Prior to joining us, Ms. Green was Vice President of Human Resources at Qiagen, N.V., a provider of sample and assay technologies for molecular diagnostics, applied testing, academic and pharmaceutical research from March 2001 to September 2015. Ms. Green holds a B.S. in Organizational Behavior from the University of San Francisco.
Kevin Yankton has served as our Vice President, Chief Accounting Officer since May 2021. Prior to joining Twist, Mr. Yankton served as Chief Accounting Officer of Varex Imaging Corporation. Prior joining Varex in 2017, Mr. Yankton was Vice President of Global Business Services and Assistant Corporate Controller for Verifone, Inc. (“Verifone”) from July 2013 to October 2016. Before Verifone, he held finance roles with increasing levels of responsibility at Silicon Image, Inc., Cisco Systems, Inc., and The Gap, Inc. He held various finance roles at Applied Materials, Inc., within the corporate, regional headquarters and business units. Mr. Yankton started his career with PricewaterhouseCoopers LLP’s San Jose office in audit assurance services. He earned an M.B.A. from Boston University and a B.A. in Business Economics from the University of California, Santa Barbara, and is a California Certified Public Accountant, Certified Internal Auditor, and Chartered Global Management Accountant.
There are no immediate family relationships between or among any of our executive officers or directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis section, or CD&A, is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives. While the principles underlying this philosophy extend to all levels of the organization, this CD&A primarily covers the compensation provided to our named executive officers (“NEOs”). For 2022, our NEOs include five current executive officers and one former executive officer named below and in the executive compensation tables of this proxy statement, as follows:
•
Emily M. Leproust, Ph.D., Chief Executive Officer and Chair of the Board

•
James M. Thorburn, Chief Financial Officer

•
William Banyai, Ph.D., Senior Vice President of Advanced Development and General Manager of Data Storage

•
Patrick Finn, Ph.D., President and Chief Operating Officer1

•
Dennis Cho, Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer

•
Patrick Weiss, Consultant, Former Chief Operating Officer2

Fiscal Year 2022 Overview
Highlights from fiscal year 2022 compared with fiscal year 2021 included:
•
Our revenue grew 54% to $203.6 million in fiscal year 2022 from $132.3 million in fiscal year 2021;

•
Our orders grew 42% to $226.4 million in fiscal year 2022 from $159.5 million in fiscal year 2021;

•
Our customer products shipments grew 14% to 3,300 customers in fiscal year 2022 from approximately 2,900 customers in fiscal year 2021; and

•
Our gross margin increased to 41% in fiscal year 2022 from 39% in fiscal year 2021.

Total Stockholder Return (TSR) Growth
3 Year TSR
2 Year TSR
1 Year TSR
-80.0%
-60.0%
-40.0%
-20.0%
0.0%
20.0%
40.0%
60.0%

1
Dr. Finn formerly served as our Chief Commercial Officer and was appointed to President and Chief Operating Officer in October 2022.

2
Mr. Weiss formerly served as our Chief Operating Officer and has served as a consultant to the Company since September 1, 2022.

(1)
Calculations as of September 30, 2022 and based on the price of $35.24 per share of common stock.

Fiscal Year 2022 Executive Compensation Highlights
•
Alignment between 2022 Financial Performance and Executive Compensation

Financial Performance Goal	Weighting %	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	FY2022 Results	Payout
Revenue	50	$173M	$192M	$288M	$191M(2)	100%
Adjusted Gross Profit(1)	20	$77M	$86M	$129M	$84M	98%

(1)
Adjusted gross profit is a non-GAAP financial measure defined under the FY2022 annual incentive plan as gross profit excluding stock-based compensation expense and certain amounts not anticipated when the FY2022 annual incentive plan was established.

(2)
The FY2022 revenue result excludes certain amounts not anticipated when the FY2022 annual incentive plan was established.

•
Key Strategic Objectives Achieved in Fiscal Year 2022

•
Revenue increased to $191 million* in fiscal year 2022.

•
Adjusted gross profit increased to $84 million in fiscal year 2022.

•
Greater Alignment with Performance-based Compensation Philosophy

•
In December 2021, the compensation committee approved our fiscal year 2022 equity incentive program to be comprised of performance-based restricted stock unit (“PRSU”) awards, which vest based on achievement of revenue growth (80% weight) and adjusted gross profit (20% weight) metrics, and time-based RSU (“RSU”) awards.

Listening to Stockholders
As described above, we will hold a non-binding stockholder advisory vote on the fiscal year 2022 compensation of our NEOs (a Say-on-Pay vote). See “Proposal 2 — Non-Binding, Advisory Vote to Approve the Compensation of Our Named Executive Officers” for more information. Our compensation committee and Board are very interested in the ideas and any concerns of our stockholders regarding executive compensation. We value the opinions of our stockholders and consider the outcome of Say-on-Pay votes, as well as any feedback received throughout the year, when making compensation decisions for our executive officers.
At our 2022 annual meeting of stockholders, which took place in February 2022, we requested that stockholders cast a non-binding advisory vote on the compensation of our NEOs, also known as a “say-on-pay” vote. This proposal passed with approximately 86.2% of the votes cast (for or against). In evaluating our compensation practices in 2022, the compensation committee was mindful of the support our stockholders expressed for our philosophy of linking compensation to financial objectives and the enhancement of stockholder value. As our compensation programs evolve in the future, we will continue to seek input from our stockholders and reflect that in the structure of our compensation programs.
Compensation Governance Highlights
What We Do:	What We Do Not Do:
✓ We reward performance that meets our predetermined goals	× Pay cash incentives if performance levels fall below pre-determined thresholds

*
Excludes certain amounts not anticipated when the FY 2022 annual incentive plan was established.

What We Do:	What We Do Not Do:
✓ A significant portion of our Chief Executive Officer (“CEO”) and NEOs’ compensation is performance-based or at risk	× Permit short-sales, hedging or pledging of our stock
✓ We have adopted stock ownership guidelines for our executives	× Enter into employment agreements that provide for fixed terms or automatic compensation increases or equity grants
✓ The compensation committee retains an independent compensation consultant	× Provide single-trigger change of control benefits
✓ The compensation committee is comprised of independent directors	× Provide for excessive cash severance
✓ We hold an annual advisory vote on executive compensation	× Provide our executives with golden parachute tax gross-ups and excessive perquisites
✓ We cap payouts under our plans to discourage inappropriate risk-taking by our NEOs	× Maintain any executive pension plans, or any retirement programs that are not generally available to all employees
✓ We provide for double-trigger change in control severance provisions
Our Compensation Philosophy and Objectives
Attract and retain	Pay for performance
Offer a total compensation program that flexibly adapts to changing economic, regulatory and organizational conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria	Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on satisfaction of designated financial and non-financial objectives
Align executive interests with our stockholders	Reward actual achievement
Compensate for achievement of short-term and long-term company financial and operating goals and refrain from providing “golden parachute” excise tax gross-ups, or accelerated equity vesting except in limited circumstances	Align the interests of our executives with our stockholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term stockholder value

Fiscal Year 2022 Executive Compensation
The following graphs reflect the mix of target total direct compensation of our CEO and our other NEOs in fiscal year 2022:

*
Reflects salary rates and target incentive amounts, and not amounts actually earned or paid out. LTIP represents the target value of equity awards.

Elements of Compensation
The key components of our compensation program for our NEOs in fiscal year 2022 are summarized in the table below. The compensation committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each compensation component.

Compensation Element	Form of Compensation	Guaranteed vs. At-Risk	Performance vs. Time-based
Base Salary	Cash	Guaranteed	N/A
Annual Cash Incentive	Cash	At-Risk	Performance-based
Long-term Incentive	PRSU awards Time-based RSU awards	At-Risk At-Risk	Performance-based Time-based
Termination and Change in Control Benefits	Cash/Equity/Other	N/A	N/A
Other Benefits	Other	N/A	N/A
Base Salary
2022 Base Salary
Philosophy	Considerations
• Attract and retain. Provide fixed compensation to attract and retain key executives
•
Salary reviewed and set annually

•
The factors used to determine base salaries include scope of responsibilities, individual and company performance, retention, date of last increase, equity ownership, internal equity, peer group data and the recommendations of our CEO (other than with respect to her own compensation)

In July 2022, the compensation committee reviewed total compensation data from all 16 listed peers. For 2022, Twist’s CEO was benchmarked at the 20th percentile of peers while all other named executive officers were benchmarked at the 50th percentile of their peers. The following table summarizes the annual base salaries of our NEOs in fiscal year 2022 compared to fiscal year 2021 and the primary reasons for any changes in base salary.
Name	2021 Base Salary	2022 Base Salary	Primary Reason of Change
Emily M. Leproust, Ph.D.	$590,083	$665,000	Individual and company performance; market competitiveness
James M. Thorburn	$427,000	$450,000	Individual and company performance; market competitiveness
William Banyai, Ph.D.	$400,000	$455,000	Individual and company performance; market competitiveness
Patrick Finn, Ph.D.	$427,000	$456,000	Individual and company performance; market competitiveness
Dennis Cho(1)	—	$350,000	—
Patrick Weiss(2)	$427,000	$456,000	Individual and company performance; market competitiveness

1)
Mr. Cho commenced employment with us in September 2021.

2)
Mr. Weiss formerly served as our Chief Operating Officer and has served as a consultant to the Company since September 1, 2022.

Annual Incentive Bonus Plan
Our NEOs receive annual cash incentive awards through our annual incentive bonus plan, which rewards our executive officers for the achievement of predetermined annual financial and strategic goals.

Fiscal Year 2022 Annual Cash Incentive Program
Philosophy	Target Amount Considerations	Award Design Considerations	Performance Conditions
• Pay for Performance: Establish appropriate short-term performance conditions that the compensation committee believes will drive our future growth and profitability
•
Factors used to determine target amounts included: role, scope of responsibilities, individual and company performance, current salary, equity ownership, internal equity, our peer group data and the recommendations of our CEO (other than with respect to her own compensation)

•
Revenue and adjusted gross profit were chosen as the company performance goal because the compensation committee believes they are (i) the best indicators of financial success for our Company, (ii) are significant drivers of stockholder value creation, and (iii) align with our overall operating strategy and our fiscal year 2022 financial plan and guidance

•
A portion of each individual’s bonus was also earned based on achievement of key individual specific strategic objectives that were set for each NEO at the beginning of the first half and second half of fiscal year 2022

•
NEOs should not be awarded for performance that falls short of our company financial plan; therefore, the thresholds goal should be rigorous, and no amounts should be earned if the threshold goals are not satisfied

•
Annual revenue target of $192 million

•
Adjusted gross profit target of $86 million (excluding stock-based compensation)

•
First half and second half strategic goals were tied to each individual’s business unit, but payout is on an annual basis

•
Opportunity to earn up to 150% of the target bonus amount for superior performance

• Reward Achievement: Reward achievement of short-term performance conditions
• Align the interests of executives with those of our stockholders: 70% of payout tied to company performance consistent with fiscal year 2022 financial plan
• Attract and Retain Executives: Offer market competitive incentive opportunities
Target Awards
The compensation committee sets individual target incentive opportunities which are expressed as a percentage of each participant’s annual base salary, using the same criteria as described above for annual base salary. The target incentive opportunities are reviewed by the compensation committee each year. Following such review, the compensation committee determined that the target incentive opportunities for Mr. Thorburn and Drs. Banyai and Finn for fiscal year 2022 should be increased in order to be more competitive with the market. The following table summarizes the annual target incentive percentages of our NEOs in fiscal year 2022 compared to fiscal year 2021 and the primary reasons for any changes in target incentive.
Name	2021 Target Incentive (% of Base Salary)	2022 Target Incentive (% of Base Salary)	Primary Reason of Change
Emily M. Leproust, Ph.D.	90%	90%	—
James M. Thorburn	50%	55%	Individual and company performance; market competitiveness
William Banyai, Ph.D.	50%	60%	Individual and company performance; market competitiveness
Patrick Finn, Ph.D.	50%	60%	Individual and company performance; market competitiveness
Dennis Cho	50%	50%	—
Patrick Weiss(1)	—	—	—

(1)
Mr. Weiss formerly served as our Chief Operating Officer and has served as a consultant to the Company since September 1, 2022. He was not entitled to any bonus payment under our annual cash incentive plan for fiscal year 2022.

Financial Performance Measures
For the fiscal year 2022, the compensation committee selected revenue and adjusted gross profit as the financial performance measures. Revenue was weighted 50% and adjusted gross profit was weighted 20% of the target award opportunity for our NEOs with the payout for each component ranging from 0% to 150% depending on achievement against such goals. Therefore, 70% of each NEO’s award was based on financial results relative to rigorous annual goals. The remaining 30% of awards was based on individual strategic goals, which in the case of the CEO, are tied to our strategic business priorities and in the case of our other NEOs, are tied to each individual’s business unit, for the first and second half of fiscal year 2022.
The compensation committee set each of the fiscal year 2022 revenue and adjusted gross profit goals above Company results for fiscal year 2021.
The actual targets and payout percentages for revenue and adjusted gross profit are set forth in the table below. Results between indicated levels in the table were subject to linear interpolation.

Financial Performance Goal	Weighting %	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	FY2022 Results	Payout
Revenue	50	$173M	$192M	$288M	191M(2)	100%
Adjusted Gross Profit(1)	20	$77M	$86M	$129M	$84M	98%

(1)
Adjusted gross profit is a non-GAAP financial measure defined under the FY2022 annual incentive plan as gross profit excluding stock-based compensation expense and certain amounts not anticipated when the FY2022 annual incentive plan was established.

(2)
The FY2022 revenue result excludes certain amounts not anticipated when the FY2022 annual incentive plan was established.

Individual Strategic Goals
Because we believe that achieving key elements of our business strategy is important to driving sustainable growth and value creation, we based the remaining 30% of each NEO’s fiscal year 2022 target award opportunity on individual, strategic goals tied to our strategic business priorities for the first half and second half of fiscal year 2022, with the payout for each NEO for this component ranging from 0% to 150% depending on their achievement against such goals.
The compensation committee evaluated the performance of Dr. Leproust and determined the portion of her award that was based on achieving these goals in its sole discretion.
Each goal category and the compensation committee’s collective score for the CEO results are summarized in the following table:
Emily M. Leproust
FY 2022 Strategic Goals	Results	Total Payout
Factory of the Future	CAPEX ordered, construction on time, hiring started, closed several key roles. Support bringing up Factory of the Future.	100%
Develop and Drive Twist BioPharma Business	Final integration plan of Abveris into Twist.
The strategic goals tied to our strategic business priorities for the first half and second half of fiscal year 2022 used to determine the individual performance factor for NEOs other than our CEO consist of measurable goals for one or more of the following strategic areas: business results, operational excellence, fund raising, product development, business expansion and physical capacity. The compensation committee, in consultation with Dr. Leproust, established these goals early in the applicable performance period. Dr. Leproust evaluated the performance level of each of the other NEO’s individual performance against the pre-determined goals following the end of fiscal year, then submitted recommendations with respect to each of the other NEOs and the final determination of awards was made by the compensation committee.
James M. Thorburn
FY 2022 Strategic Goals	Results	Total Payout
Develop and monitor a forecast with KPI’s	Ensure we have a strong balance sheet to support our growth initiatives.	96%
Revenue Growth	Provide insights on business performance and track performance to business plan.
Process	Remediate the three key material weaknesses identified in our

James M. Thorburn
FY 2022 Strategic Goals	Results	Total Payout
Form 10-K for fiscal year 2021.
William Banyai
FY 2022 Strategic Goals	Results	Total Payout
Production Silicon	Complete training plan. Hire manager for South San Francisco.	100%
Patrick Finn
FY 2022 Strategic Goals	Results	Total Payout
Develop and Drive Twist Biopharma Business	Final integration plan of Abveris into Twist.	100%
Development and execution of M&A strategy	Development and execution of integration process and implementation as appropriate.
Talent Management and Succession Planning	Complete department talent review to identify high potentials.
Dennis Cho
FY 2022 Strategic Goals	Results	Total Payout
Commercial	Continue streamlining and simplifying commercial agreements, deploying them onto contract lifecycle management system, and educating internal clients on its use.	100%
Corporate	Focus on streamlining global legal support for the Company’s growing international priorities.
Strategic Partnership	Support strategic and M&A efforts of the Company at earliest stages as a thought partner.
Equity Incentive Program
The majority of the target total direct compensation of our executive officers, including our NEOs, is provided through equity awards. By having a significant percentage of our executive officers’ target total direct compensation payable in the form of equity that vests over a number of years and, thus, subject to higher risk and longer vesting than cash compensation, our executive officers are motivated to remain employed with Twist and take actions that will benefit Twist and its stockholders over the long term.
In December 2021, the compensation committee granted RSU awards to the NEOs, with a portion of each NEO’s target value in PRSUs and a portion of each NEO’s target value in time-based RSUs in connection with the 2022 annual equity grant cycle (the “Fiscal Year 2022 Equity Program”). This approach of granting both time and performance-based equity awards to our executives reflects the compensation committee’s philosophy of pay-for-performance and is expected to be a regular part of our executive compensation program in future years.
The compensation committee determined to grant PRSUs to the executive officers in lieu of stock options (which had been granted in prior years) as PRSUs better align executives’ long-term incentives with the long-term interests of stockholders. PRSUs drive long-term Company performance and are more properly aligned with the pay-for-performance philosophy underlying our executive compensation program.

In addition, PRSUs are intended to enhance retention of executives through three-year vesting cycles, and to provide executive officers with a long-term incentive to manage the Company from the perspective of an owner and align our executive team’s interests in growing our stock price. PRSUs support the objectives of linking realized value to the achievement of critical financial and operational objectives and delivering superior long-term stockholder returns.
The material features of our Fiscal Year 2022 Equity Program are summarized in the table below.
Fiscal Year 2022 Equity Incentive Program
	Philosophy	Grant Amount Considerations	Vesting Provisions
PRSU awards
•
Pay for Performance: Establish appropriate performance conditions that the compensation committee believes will drive our future growth and profitability

•
Reward Achievement: Provide meaningful and appropriate incentives for achieving company annual financial goals that the compensation committee believes are important for our short- and long-term success

•
Attract and Retain Executives: Promote retention of our executives through requiring service through the performance period and date that the compensation committee certifies the performance results

•
Factors used to determine the size of grants included: (i) the responsibilities, past performance, and anticipated future contributions of the NEO; (ii) the competitiveness of NEO’s overall compensation package with reference to peer group practices; (iii) the NEO’s existing equity holdings; (iv) the extent to which these holdings are vested; and (v) the recommendations of our CEO (other than with respect to her own compensation)

•
Awards vest based on fiscal year 2023 revenue growth (80% weight) and adjusted gross profit (20% weight) goals, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. See below for more information about the vesting provisions of our PRSU awards

Time-based RSU awards
•
Attract and Retain Executives: Promote retention of our executives through four-year service vesting period

•
Align Interests with Stockholders: The value of RSU awards is correlated to our stock price

		• Same factors used to determine size as above • Helps to manage dilution to existing investors	• Awards vest over four years, with 1/16th vesting on each quarterly anniversary of October 1, 2021, subject to the NEO’s continuous service on each applicable vesting date

Financial performance metrics for final financial results for fiscal year 2023 are set at the beginning of fiscal year 2022, October 1, 2021. Our NEOs received PRSUs based on the achievement of financial performance at the end of the second fiscal year, in this case, fiscal year 2023. Specifically, for the financial performance metrics determined on October 1, 2021, our NEOs received PRSUs that vest based on achievement of full year fiscal year 2023 revenue growth and adjusted gross profit goals, in each case determined based on a good faith application of GAAP consistent with past practices and excluding the impact of acquisitions. A threshold level of performance must be achieved to vest in the minimum number of shares under the PRSUs and the NEO must be employed through the date that the compensation committee certifies the performance results. As soon as practical after October 1, 2023, the compensation committee will certify the performance results based on achievement against specified performance metrics to determine the number of shares subject to the PRSUs that will be eligible to vest. So long as the executive is in continuous service, the vesting eligible PRSUs shall vest and be settled as follows: (x) 40% of the vesting eligible shares effective as of October 1, 2023 and (y) 60% of the vesting eligible shares on October 1, 2024. Determination of the vesting eligible shares will be based on achievement against two metrics: (x) 80% of the shares subject to the PRSUs will be determined based on achievement against the revenue goal and (y) 20% of the shares subject to the executive PRSUs will be determined based on achievement against the adjusted gross profit goal. The vesting percentage with respect to FY 2023 revenue and FY 2023 adjusted gross profit, as applicable, ranges from 50% to 150%, and is determined by linear interpolation for performance between the FY 2023 revenue and FY 2023 adjusted gross profit, as applicable. The threshold, target and maximum achievement levels established for each of the goals are: (i) based on a combination of historical results and future growth plans; and (ii) set to be challenging based on our execution against our business plan, but achievable at target levels similar to prior years to link incentive compensation to achievement of company-based financial metrics.
The target value of each NEO’s award and the total number of PRSU and RSU awards that such NEO received in connection with the fiscal year 2022, which were granted in December 2021, are set forth in the table below.
Name	Target Value	Number of PRSU Awards(1) Granted	Number of RSU Awards Granted(2)
Emily M. Leproust, Ph.D.	$4,900,000	39,479	16,845
James M. Thorburn	$2,049,000	17,495	6,057
William Banyai, Ph.D.	$2,047,000	17,472	6,057
Patrick Finn, Ph.D.	$2,047,000	17,472	6,057
Dennis Cho	$1,542,000	12,265	5,460
Patrick Weiss	$2,047,000	17,472	6,057

(1)
The amounts reported in this column reflect the target amount (100%) at grant date. PRSUs vest based on fiscal year 2023 revenue and adjusted gross profit goals, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results.

(2)
1/16th of the total number of time-based RSUs vest on each quarterly anniversary of October 1, 2021, for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date.

Severance and Change of Control Benefits
The following table provides information regarding the severance benefits that are provided for in the employment agreements that we have with our NEOs.
Termination and Change of Control Protections
Philosophy	Considerations	Terms
• Attract and Retain Executives: • Intended to ease an NEO’s transition due to an unexpected employment termination, or retirement	• The employment of our NEOs is “at will”, meaning we can terminate them at any time, and they can terminate their employment with us at any time	Agreements with Certain NEOs: • Provide for certain cash payments, and/or the vesting of certain equity awards and COBRA benefits, in the event

Termination and Change of Control Protections
Philosophy	Considerations	Terms

•
Retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering strategic alternatives

•
Align Interests with Stockholders: Mitigate any potential employer liability and avoid future disputes or litigation

•
Arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave our Company under certain circumstances to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits

•
“Double-trigger” provisions preserve morale and productivity, and encourage executive retention in the event of a change of control

•
These provisions are considered a typical component of a competitive executive compensation program for executives among our fiscal year 2022 peer group there is a separation of employment under various circumstances, subject to the execution of a release of claims
•
Provide for accelerated vesting of equity awards upon a change of control if the recipient is terminated by the acquiring entity in connection with the change of control under specified circumstances, subject to the execution of a release of claims

Other Executive Benefits
In fiscal year 2022, we did not otherwise provide perquisites to our NEOs that are generally unavailable to other employees except a housing benefit more fully described below. During fiscal year 2022, we provided the following benefits to our NEOs on the same basis as our other eligible employees:
•
health insurance;

•
vacation, personal holidays and sick days;

•
life insurance and supplemental life insurance;

•
short-term and long-term disability insurance; and

•
a 401(k) retirement plan.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
The compensation committee has agreed to provide corporate housing benefits to certain NEOs so that they can maintain their primary residences located outside of their primary work location. This benefit reflects the highly competitive executive labor market in which the Company operates.
In fiscal year 2022, each executive listed below was entitled to a gross monthly payment as follows:
•
Emily M. Leproust: $10,000

•
James M. Thorburn: $8,500

•
Patrick Finn: $5,000

•
Patrick Weiss: $9,500*

Hedging, Pledging and Insider Trading
Our Insider Trading Policy applies to all officers, directors and employees of Twist as well as designated consultants and expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our equity securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. Directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. In addition, we prohibit our executive officers, directors and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and maintain a quarterly black-out window where applicable individuals may not trade.
Our executive officers and members of our Board are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 so they may make predetermined trades of our stock.
Stock Ownership Guidelines
In February 2021, the compensation committee adopted stock ownership guidelines for our executives to better align our executives’ interests with those of our stockholders. Guidelines are determined as a multiple of the executive’s base salary. The CEO guidelines are established as three times the CEO’s base salary and guidelines for other NEOs are one times such executive’s base salary. As part of these guidelines, we require NEOs who do not yet meet the ownership guidelines to retain 50% of any Twist equity acquired (net of taxes) through the exercise of stock options or the vesting of time-based or performance-based awards until the ownership level is achieved.
Our Compensation-Setting Process
Role of the Compensation Committee
The compensation committee works closely with its independent consultant and meets regularly, including in executive session without members of management present, to make decisions on our executive compensation program and on the compensation of our CEO and other executives. The compensation committee reviews a variety of market data and information, including company, compensation peers, and technology industry compensation information, and considers the recommendations of its independent consultant when making compensation decisions. The compensation committee Chair reports the actions of the compensation committee to our Board at each regular meeting. The compensation committee’s responsibilities include, among other things, reviewing and approving (or making recommendations to the Board, as applicable, regarding):
•
overall compensation strategy;

•
amounts and form of executive compensation, including base salary, incentive compensation and equity-based compensation;

•
goals and objectives to be considered in determining the compensation of the CEO and other executive officers;

•
annual and long-term incentive plans and benefit plans;

•
Board compensation;

•
annual proxy and CD&A disclosure; and

•
compensation peer group.

*
Mr. Weiss formerly served as our Chief Operating Officer and has served as a consultant to the Company since September 1, 2022. Mr. Weiss does not receive housing benefits as a consultant.

Role of the Independent Compensation Consultant
The compensation committee generally retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is solely hired by, and reports directly to, the compensation committee. The compensation committee has sole authority to retain and terminate the independent compensation consultant. At the compensation committee’s discretion, the independent compensation consultant:
•
provides independent advice to the compensation committee on current trends and best practices in compensation design;

•
advises on plans or practices that may improve the effectiveness of our compensation program;

•
attends compensation committee meetings;

•
assists the compensation committee in determining peer companies and evaluating compensation proposals; and

•
conducts compensation-related research.

In making fiscal year 2022 compensation decisions, the compensation committee retained Meridian Compensation Partners, LLC (“Meridian”) to help in the selection of an appropriate peer group for executive compensation benchmarking purposes, review our executive compensation programs, assist the compensation committee in designing our executive compensation program and provide the compensation committee an understanding in executive compensation trends. Meridian advised the compensation committee on current trends and best practices in compensation design and on the design of the fiscal year 2022 equity compensation program.
The compensation committee has analyzed and determined that the work of Meridian as a compensation consultant is free of any conflicts of interest and that Meridian is independent under the applicable listing rules.
Role of Management
Our CEO and our other executive officers do not set their own compensation nor are they present when the compensation committee sets their specific individual compensation. Our CEO provides her evaluation of each executive officer’s performance to the compensation committee, and makes recommendations with respect to base salary and target incentives, incentive awards and equity awards for each executive officer other than herself. This recommendation is considered by the compensation committee, which makes its own ultimate determinations.
The human resources department provides additional analysis and guidance as requested by the compensation committee related to NEO compensation, including the following:
•
developing, summarizing and presenting information and analyses to enable the compensation committee to execute its responsibilities, as well as addressing specific requests for information from the compensation committee;

•
attending compensation committee meetings, as requested, to provide information, respond to questions and otherwise assist the compensation committee; and

•
assisting the CEO in making preliminary recommendations of base salary structure, annual and long-term incentive awards.

Peer Group
For fiscal year 2022, the primary peer group used to inform our compensation committee of pay decisions and practices included:

2022 Peer Group
10x Genomics	Invitae	Repligen
Acceleron Pharma	NanoString Technologies	Sangamo Therapeutics
Adaptive Biotechnologies	Natera	Ultragenyx Pharmaceutical
CareDx	NeoGenomics	Veracyte
Halozyme Therapeutics	Pacific Biosciences of California
Insmed	Quanterix
At the time the primary peer group was selected in April 2021, it had a median peer revenue of $118 million over the last 12 months, one-year revenue growth of 27%, a market cap of $4.934 billion and market cap as a multiple of revenue of 26.4x. In contrast, Twist at the time had a median peer revenue of $101 million over the last 12 months, one-year revenue growth of 66%, a market cap of $6.206 billion and market cap as a multiple of revenue of 61.4x.
In April 2022, Meridian proposed revising the peer group to recognize Twist’s growth profile and mitigate M&A activity within the industry. Specifically, due to its acquisition, Acceleron was replaced with AbCellera Biologics Inc., a drug discovery company that became publicly traded in late 2020. The revised peer group included:
Revised 2022 Peer Group
10x Genomics	Invitae	Repligen
AbCellera Biologics Inc.	NanoString Technologies	Sangamo Therapeutics
Adaptive Biotechnologies	Natera	Ultragenyx Pharmaceutical
CareDx	NeoGenomics	Veracyte
Halozyme Therapeutics	Pacific Biosciences of California
Insmed	Quanterix
The peer group companies were chosen based on, among other things, (i) industry, (ii) revenue, (iii) revenue growth, (iv) market cap and (v) market cap as a multiple of revenue. At the time the peer group was revised in July 2022, it had a median peer revenue of $320 million over the last 12 months, one-year revenue growth of 58%, a market cap of $1.273 billion and market cap as a multiple of revenue of 5.4x. In contrast, Twist at the time had a revenue of $194 million over the last 12 months, one-year revenue growth of 47%, a market cap of $1.801 billion and market cap as a multiple of revenue of 9.3x.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the compensation committee considers the deductibility of compensation as one factor in determining executive compensation, the compensation committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Compensation Risk Assessment
The compensation committee has assessed our compensation philosophy and objectives, and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.
The compensation committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:

•
a balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards);

•
a mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix;

•
cash and equity incentives solely based on achieving company performance objectives;

•
caps on annual cash incentive and performance-based stock option payouts;

•
general alignment with prevalent low-risk pay practices;

•
stock ownership guidelines which align the interests of our executive officers with those of our stockholders; and

•
policies prohibiting hedging and pledging by our employees, officers or directors.

Compensation Committee Report
The information contained in the following report of Twist’s compensation committee is not considered to be “soliciting material”, “filed” or incorporated by reference in any past or future filing by Twist under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Twist specifically incorporates it by reference.
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into Twist’s annual report on Form 10-K for the year ended September 30, 2022.
Submitted by the Compensation Committee
Melissa Starovasnik, Chair
Nicolas Barthelemy
Robert Chess
Keith Crandell
Compensation Committee Interlocks and Insider Participation
In fiscal year 2022, the members of our compensation committee were Melissa Starovasnik, Nicolas Barthelemy, Robert Chess, and Keith Crandell. None of the members of our compensation committee in fiscal year 2022 was at any time during fiscal year 2022 or at any other time an officer or employee of Twist or any of its subsidiaries, and none had or have any relationships with Twist that are required to be disclosed under Item 404 of Regulation S-K. None of Twist’s executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee during fiscal year 2022.

Summary Compensation Table
The following table sets forth information regarding fiscal years 2020, 2021, and 2022 compensation for our NEOs, except fiscal years 2020 and 2021 for Mr. Cho are not provided because he was not an NEO in those years.
Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non- Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)	Total ($)
Emily M. Leproust, Ph.D. Chief Executive Officer and Chair of the Board	2022	665,000	4,521,127	—	596,106	135,430(4)	5,917,663
	2021	590,083	—	—	615,974	75,536	1,281,593
	2020	519,167	2,267,336	4,192,726	452,192	5,151	7,436,572
James M. Thorburn Chief Financial Officer	2022	450,000	1,890,519	—	243,540	121,624(5)	2,705,683
	2021	427,000	—	—	240,668	104,043	771,711
	2020	419,167	753,271	1,354,848	218,820	77,577	2,823,683
William Banyai, Ph.D. Senior Vice President of Advanced Development and General Manager of Data Storage	2022	455,000	1,888,673	—	271,908	18,737(6)	2,634,318
	2021	400,000	—	—	225,450	2,667	628,117
	2020	380,542	774,968	1,407,728	208,788	2,231	2,774,257
Patrick Finn, Ph.D. President and Chief Operating Officer	2022	456,000	1,888,673	—	272,506	73,273(7)	2,690,452
	2021	427,000	—	—	240,668	58,683	726,351
	2020	417,917	774,968	1,407,728	225,120	50,646	2,876,379
Dennis Cho Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer	2022	350,000	1,422,786	—	174,300	13,632(8)	1,960,718
Patrick Weiss Consultant, Former Chief Operating Officer	2022	418,000	1,888,673	—	—	122,770(9)	2,429,443
	2021	427,000	—	—	240,668	118,738	786,406
	2020	398,751	790,634	1,447,438	217,400	163,862	3,018,085

(1)
The amounts reported in this column reflect the aggregate grant date fair value for financial statement reporting purposes of PRSUs and RSUs granted in the applicable fiscal year as determined in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these stock awards and do not represent the actual economic value that may be realized by each NEO. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

The table below sets forth the grant date fair value for the PRSUs awarded during the fiscal year ended September 30, 2022 based upon (i) the probable outcome of the performance conditions used for financial reporting purposes in accordance with ASC 718 as of the grant date, and (ii) the maximum outcome of performance conditions under the performance-related component at the level of 150% as of the grant date.

Name	Year	Probable Outcome of Performance Conditions Grant Date Fair Value	Maximum Outcome of Performance Conditions Grant Date Fair Value
Emily M. Leproust, Ph.D.	2022	$3,168,979	$4,753,469
James M. Thorburn	2022	$1,404,324	$2,106,485
William Banyai, Ph.D.	2022	$1,402,477	$2,103,716
Patrick Finn, Ph.D.	2022	$1,402,477	$2,103,716
Dennis Cho	2022	$984,512	$1,476,727
Patrick Weiss	2022	$1,402,477	$2,103,716

(2)
The amounts reported in this column reflect the aggregate grant date fair value for financial statement reporting purposes of stock options and performance-based stock options granted in the applicable fiscal year as determined in accordance with FASB ASC Topic 718. The grant date fair value for the performance-based stock options were based on the probable outcome of the performance conditions as of the grant date. These amounts reflect our accounting expense for these stock options and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these options, refer to Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

(3)
Represents annual bonuses earned with respect to the applicable fiscal year by each named executive officer under our annual cash incentive plan for executive officers. Mr. Weiss’s service as our Chief Operating Officer ended on September 1, 2022, and he did not receive any payment under our annual cash incentive plan for fiscal year 2022.

(4)
Represents $120,000 for corporate housing stipend, $11,475 for employer 401(k) plan contributions and $3,955 for life insurance premiums paid during the fiscal year ended September 30, 2022.

(5)
Represents $102,000 for corporate housing stipend, $12,407 for employer 401(k) plan contributions and $7,217 for life insurance premiums paid during the fiscal year ended September 30, 2022.

(6)
Represents $10,238 for employer 401(k) plan contributions and $8,500 for life insurance premiums paid during the fiscal year ended September 30, 2022.

(7)
Represents $60,000 for corporate housing stipend, $7,540 for employer 401(k) plan contributions and $5,733 for life insurance premiums paid during the fiscal year ended September 30, 2022.

(8)
Represents $7,915 for employer 401(k) plan contributions and $5,717 for life insurance premiums paid during the fiscal year ended September 30, 2022.

(9)
Represents $104,500 for corporate housing stipend, $13,032 for employer 401(k) plan contributions and $5,238 for life insurance premiums paid during the fiscal year ended September 30, 2022.

Grants of Plan-Based Awards in Fiscal 2022
The following table sets forth information regarding fiscal 2022 annual incentive bonus awards and equity awards granted to our NEOs in fiscal 2022.

			Potential Future Payouts Under Non-Equity Incentive Plan Awards(2)			Potential Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares or Stock Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Emily M. Leproust, Ph.D.	Annual Incentive(5)		299,250	598,500	897,750
	RSUs(6)	12/27/2021							16,845	1,352,148
	PRSUs(7)	12/27/2021				19,739	39,479	59,218		3,168,979
James M. Thorburn	Annual Incentive(5)		123,750	247,500	371,250
	RSUs(6)	12/27/2021							6,057	486,195
	PRSUs(7)	12/27/2021				8,747	17,495	26,242		1,404,324
William Banyai, Ph.D.	Annual Incentive(5)		136,500	273,000	409,500
	RSUs(6)	12/27/2021							6,057	486,195
	PRSUs(7)	12/27/2021				8,736	17,472	26,208		1,402,477
Patrick Finn, Ph.D.	Annual Incentive(5)		136,800	273,600	410,400
	RSUs(6)	12/27/2021							6,057	486,195
	PRSUs(7)	12/27/2021				8,736	17,472	26,208		1,402,477
Dennis Cho	Annual Incentive(5)		87,500	175,000	262,500
	RSUs(6)	12/27/2021							5,460	438,274
	PRSUs(7)	12/27/2021				6,132	12,265	18,397		984,512
Patrick Weiss	Annual Incentive(5)		136,800	273,600	410,400
	RSUs(6)	12/27/2021							6,057	486,195
	PRSUs(7)	12/27/2021				8,736	17,472	26,208		1,402,477

(1)
Annual equity awards granted in fiscal 2022 were approved by the compensation committee.

(2)
These amounts reflect the potential threshold, target, and maximum annual incentive bonus awards payable to our NEOs as annual incentive bonuses for fiscal 2022 under our annual incentive bonus plan. Amounts shown are calculated as a percentage of fiscal 2022 year-end base salary. Threshold bonus amounts assume achievement of the objective performance goals, tied to revenue and adjusted gross profit, at 50% of target and an individual performance factor payout of 50% of target. Target bonus amounts assume achievement of the objective performance goals, tied to revenue and adjusted gross profit, at the target amount and an individual performance factor payout of 100% of target. Maximum bonus amounts assume achievement of the objective goals at the maximum for a payout of 150% of target and an individual performance factor payout of 150% of target. The NEOs received actual bonuses for fiscal 2022 in the amounts shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See the discussion and analysis regarding annual incentive bonuses in the CD&A section titled “Annual Incentive Bonus Plan” for further information.

(3)
These amounts are based on achievement of pre-approved revenue and adjusted gross profit goals. The vesting percentage for the PRSUs with respect to FY 2023 revenue and FY 2023 adjusted gross profit, as applicable, ranges from 50% to 150%, and is determined by linear interpolation for performance between the FY 2023 revenue and FY 2023 adjusted gross profit, as applicable. The amounts shown in the table assume 50% achievement for the threshold award, 100% achievement for the target award, and 150% achievement for the maximum award. See the discussion and analysis regarding PRSU awards in the CD&A section titled “Equity Incentive Program” for further information.

(4)
The grant date fair value is computed in accordance with FASB ASC Topic 718 for PRSUs and time-based RSUs granted during the applicable fiscal year. For more information on, and assumptions used for the grant date fair value of the PRSUs and time-based RSUs, see the Company’s Form 10-K (Note 11: Stock-based compensation expense) for the fiscal year ended September 30, 2022.

(5)
Represents awards under the annual incentive bonus plan payable in cash.

(6)
1/16th of the total number of time-based RSU awards vest on each quarterly anniversary of October 1, 2021, for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date.

(7)
The amount shown in these rows reflect the share amount, specifically the threshold, the target and the maximum potential awards of PRSUs granted in 2022. The material terms of the PRSUs, which are completely at risk are further described in the CD&A.

Outstanding equity awards as of September 30, 2022
The following table provides information regarding the outstanding equity awards held by each of our named executive officers as of September 30, 2022:
	Option Awards(1)						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(5) ($)
Emily M. Leproust, Ph.D.	9/29/2015(6)	24,360	—	—	5.95	9/28/2025	—	—	—	—
	9/29/2017(7)	150,879	—	—	8.82	9/28/2027	—	—	—	—
	11/19/2018(8)	208,780	57,759	—	26.66	11/18/2028	—	—	—	—
	11/19/2018(9)	—	—	—	—	—	28,560	1,006,454	—	—
	10/24/2019(10)	95,727	35,563	—	23.33	10/23/2029	—	—	—	—
	10/24/2019(11)	—	—	—	—	—	9,575	337,423	—	—
	9/1/2020(12)	—	—	64,950	67.85	8/31/2030	—	—	—	—
	9/1/2020(13)	—	—	—	—	—	12,179	429,188	—	—
	12/27/2021(15)	—	—	—	—	—	—	—	59,218	2,086,842
	12/27/2021(16)	—	—	—	—	—	13,689	482,400	—	—
James M. Thorburn	6/7/2018(14)	13,324	—	—	11.59	6/6/2028	—	—	—	—
	11/19/2018(8)	17,626	19,721	—	26.66	11/18/2028	—	—	—	—
	11/19/2018(9)	—	—	—	—	—	9,752	343,660	—	—
	10/24/2019(10)	12,863	9,685	—	23.33	10/23/2029	—	—	—	—
	10/24/2019(11)	—	—	—	—	—	2,608	91,906	—	—
	9/1/2020(12)	—	—	23,355	67.85	8/31/2030	—	—	—	—
	9/1/2020(13)	—	—	—	—	—	4,383	154,457	—	—
	12/27/2021(15)	—	—	—	—	—	—	—	26,242	924,768
	12/27/2021(16)	—	—				4,923	173,487	—	—
William Banyai, Ph.D.	9/29/2015(6)	84,166	—	—	5.95	9/28/2025	—	—	—	—
	9/29/2017(7)	141,161	—	—	8.82	9/28/2027	—	—	—	—
	11/19/2018(8)	71,283	19,721	—	26.66	11/18/2028	—	—	—	—
	11/19/2018(9)			—	—	—	9,752	343,660	—	—
	10/24/2019(10)	28,948	10,762	—	23.33	10/23/2029	—	—	—	—
	10/24/2019(11)	—	—	—	—	—	2,900	102,196	—	—
	9/1/2020(12)	—	—	23,355	67.85	8/31/2030	—	—	—	—
	9/1/2020(13)	—	—	—	—	—	4,383	154,457	—	—
	12/27/2021(15)	—	—	—	—	—	—	—	26,208	923,570
	12/27/2021(16)	—	—	—	—	—	4,923	173,487	—	—

	Option Awards(1)						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(5) ($)
Patrick Finn, Ph.D.	9/29/2017(7)	28,253	—	—	8.82	9/28/2027	—	—	—	—
	11/19/2018(8)	14,791	19,721	—	26.66	11/18/2028	—	—	—	—
	11/19/2018(9)	—	—	—	—	—	9,752	343,660	—	—
	10/24/2019(10)	8,943	10,762	—	23.33	10/23/2029	—	—	—	—
	10/24/2019(11)	—	—	—	—	—	2,900	102,196	—	—
	9/1/2020(12)	—	—	23,355	67.85	8/31/2030			—	—
	9/1/2020(13)	—	—	—	—	—	4,383	154,457	—	—
	12/27/2021(15)	—	—	—	—	—	—	—	26,208	923,570
	12/27/2021(16)	—	—	—	—	—	4,923	173,487	—	—
Dennis Cho	9/13/2021(17)	2,048	6,146	—	115.93	9/13/2031	—	—	—	—
	9/13/2021(18)	—	—	—	—	—	3,073	108,293	—	—
	12/27/2021(15)	—	—	—	—	—	—	—	18,397	648,310
	12/27/2021(16)	—	—	—	—	—	4,437	156,360	—	—
Patrick Weiss	9/29/2015(6)	49,447	—	—	5.95	9/28/2025	—	—	—	—
	9/29/2017(7)	46,292	—	—	8.82	9/28/2027	—	—
	11/19/2018(8)	45,401	25,662	—	26.66	11/18/2028	—	—	—	—
	11/19/2018(9)	—	—	—	—	—	12,690	447,196	—	—
	12/10/2019(10)	9,097	10,762	—	23.33	12/9/2029	—	—	—	—
	12/10/2019(11)	—	—	—	—	—	2,900	102,196	—	—
	9/1/2020(12)	—	—	23,355	67.85	8/31/2030	—	—	—	—
	9/1/2020(13)	—	—	—	—	—	4,383	154,457	—	—
	12/27/2021(15)	—	—	—	—	—	—	—	26,208	923,570
	12/27/2021(16)	—	—	—	—	—	4,923	173,487	—	—

(1)
Prior to our IPO, all awards were granted under our 2013 Stock Plan. Following our IPO, all awards were granted under our 2018 Equity Incentive Plan.

(2)
The units in this column represent RSUs granted pursuant to an RSU award agreement that remained unvested as of September 30, 2022.

(3)
Each RSU represents the right to receive a share of our common stock. The market value of our common stock is based on the per share price of $35.24, which was the closing stock price of the Company’s common stock on September 30, 2022.

(4)
The units in this column represent PRSUs granted pursuant to a PRSU award agreement, all of which remained unvested as of September 30, 2022.

(5)
The market value is calculated by multiplying the number of PRSUs that may be earned upon achievement of PRSU performance goals by the closing market price of our stock ($35.24) as of September 30, 2022. The actual number of PRSUs earned will be based upon performance against fiscal year 2023 revenue growth (80% weight) and adjusted gross profit (20% weight) goals, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results.
(6)
The option grant was subject to a four-year vesting schedule, requiring continuous service through each applicable vesting date. One-quarter of the shares vested on September 1, 2016 and 1/48th of the shares vested on each month thereafter.

(7)
The option grant was subject to a four-year vesting schedule, with 10% of the shares vesting on September 28, 2017, 15% of the shares vesting on September 28, 2018 and 1/48th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.

(8)
The option grant is subject a five-year vesting schedule, with 20% of the shares vesting on October 31, 2019 and 1/60th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.

(9)
The RSU grant is subject a five-year vesting schedule, with 20% of the units vesting on November 20, 2019 and 1/20th of the units vesting quarterly thereafter, subject to continuous service through each applicable vesting date.

(10)
The option grant is subject to a four-year vesting schedule, with 25% of the shares vesting on October 24, 2020 and 1/48th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.

(11)
The RSU grant is subject to a four-year vesting schedule, with 25% of the units vesting on October 24, 2020 and 1/16th of the units vesting quarterly thereafter, subject to continuous service through each applicable vesting date.

(12)
The number of underlying unexercised options unearned listed in this column reflects the maximum outcome of the performance conditions as of the grant date for the performance-based stock options. The performance-based stock options granted vest subject to the option vesting if the Company’s fiscal year 2022 revenue are at least a threshold level and up to 150% of the shares subject to the option vesting if the Company’s fiscal year 2022 revenues exceed the highest performance threshold, with the exact vesting percentage determined by linear interpolation for performance within such range, subject to the named executive officer’s continuous service through the vesting date.

(13)
The RSU grant is subject to a four-year vesting schedule, with 1/16th of the shares subject to the RSU awards vesting on the quarterly anniversary of October 1, 2020, subject to the named executive officer’s continuous service through each vesting date.

(14)
The option grant is subject to a four-year vesting schedule, with 25% of the shares vesting on April 23, 2016 and 1/48th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.

(15)
PRSUs vest based on fiscal year 2023 revenue and adjusted gross profit goals, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. As soon as practical after October 1, 2023, the compensation committee will certify the performance results based on achievement against specified performance metrics to determine the number of shares subject to the PRSUs that will be eligible to vest.

(16)
1/16th of the total number of time-based RSU awards vest on each quarterly anniversary of October 1, 2021, for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date.

(17)
The option grant is subject to a four-year vesting schedule, requiring continuous service through each applicable vesting date. One-quarter of the shares vested on September 13, 2022 and 1/48th of the shares vest on each month thereafter.

(18)
The RSU grant is subject to a four-year vesting schedule, with 25% of the units vested on September 13, 2022 and 1/16th of the units vesting on each quarterly anniversary thereafter, subject to continuous service through each applicable vesting date.

Option Exercises and Stock Vested in Fiscal Year 2022
The following table sets forth the number of shares acquired and the value realized upon exercises of stock options and vesting of RSU awards and restricted stock awards during the fiscal year ended September 30, 2022 by each of our named executive officers.

		Option Awards	Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Emily M. Leproust, Ph.D.	82,126	8,177,111	41,478	2,502,126
James M. Thorburn	44,274	2,078,155	13,831	832,500
William Banyai, Ph.D.	28,181	2,772,245	14,063	847,058
Patrick Finn, Ph.D.	19,084	1,398,999	14,063	847,058
Dennis Cho	—	—	2,388	109,705
Patrick Weiss	10,508	773,894	15,550	959,830

(1)
The value realized upon vesting of stock options is calculated by multiplying the number of shares underlying the stock options vested by difference between (a) the closing price of our common stock on the vesting date and (b) the exercise price of the stock option and does not necessarily reflect actual proceeds received. If such amount is a negative number, the value realized is presumed to be zero.

(2)
The value realized upon vesting of RSU awards is calculated by multiplying the number of RSU awards vested by the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.

Equity Compensation Plan Information
The following table presents information as of September 30, 2022 with respect to compensation plans under which shares of our common stock may be issued.
Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights (#) (a)	Weighted- average exercise price of outstanding options, warrants and rights ($) (b)	Shares remaining available for future issuance under plan (excluding those reflected in column (a)) (#) (c)
Equity compensation plan approved by security holders(1)	3,272,573	28.82	1,418,162(2)
Equity compensation plan not approved by security holders	—	—	—
Total	3,272,573	28.82	1,418,162

(1)
Includes our 2013 Stock Plan, 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan.

(2)
Includes 275,225 shares that remain available for purchase under the 2018 Employee Stock Purchase Plan and 1,142,937 shares of common stock that remain available for grant under the 2018 Equity Incentive Plan. There are no shares of common stock available for issuance under our 2013 Stock Plan, but the plan continues to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2013 Stock Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2018 Equity Incentive Plan. In addition, the 2018 Equity Incentive Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on the first day of each fiscal year beginning with the 2020 fiscal year for the remaining term of the plan equal to the least of (a) 4.0% of the number of issued and outstanding shares of common stock outstanding at that time, (b) 999,900 shares, or (c) a lesser amount as approved by the board each year. Also, the 2018 Employee Stock Purchase Plan provides for an automatic annual increase in the number of shares reserved for issuance thereunder on the first day of each fiscal year for the remaining term of the plan equal to the least of (a) 1.0% of the number of issued and outstanding shares of common stock outstanding, (b) 249,470 shares, or (c) a lesser amount as approved by the Board each year.
Employment Agreements
On September 8, 2022, we entered into an amended and restated employment agreement with each of the named executive officers (other than Mr. Weiss). These agreements provide for at-will employment and establish the named executive officer’s base salary, eligibility to participate in an incentive bonus plan and standard employee benefits.
These amended and restated employment agreements also, for the three years following their effective date, provide for certain severance payments and benefits in connection with each named executive officer’s termination of employment under various circumstances, including in connection with a change in control of the Company. The material terms and conditions of these provisions are summarized below in “— Potential Payments upon Termination or Change in Control.” Upon the expiration date of the initial three-year term, and each subsequent anniversary of such date, if applicable, the term of the executive’s employment will be automatically extended by one year unless either party to the agreement provides the other party with written notice at least 90 days before the three-year term expiration date, or such subsequent anniversary of such date, if applicable, of such party’s decision not to extend the term of employment under the agreement.
Potential Payments upon Termination or Change in Control
Involuntary Termination of Employment not in Connection with Change in Control
In the event that we terminate a named executive officer’s employment for any reason other than “cause”, death, or “disability”, or if the named executive officer resigns for “good reason”, in each case, other than in connection with or during the 24-month period following, a “change in control”, such named executive officer will be eligible to receive the following severance benefits, subject to, among other things, executing a general release of claims in favor of the Company and complying with the terms of his or her confidentiality agreement:
•
a cash payment equal to 12 months of her then-current base salary in the case of Dr. Leproust and six months of their then-current base salary in the case of Messrs. Thorburn and Cho and Drs. Finn and Banyai, payable in installments over such period according to our regular payroll schedule;

•
a pro-rata incentive bonus for the year of termination (days worked relative to 365 days) based on actual performance and paid when bonuses are normally paid; and

•
COBRA premiums for a period of 12 months in the case of Dr. Leproust and six months in the case of Messrs. Thorburn and Cho and Drs. Finn and Banyai.

Involuntary termination of employment in connection with change in control
In the event that we terminate a named executive officer’s employment for any reason other than “cause”, death, or “disability”, or if the named executive officer resigns for “good reason”, in each case, in connection with or during the 24-month period following a “change in control”, such named executive officer will be eligible to receive the following severance benefits, subject to, among other things, executing a general release of claims in favor of the Company and complying with the terms of his or her confidentiality agreement:
•
a cash payment equal to 24 months of her then-current base salary in the case of Dr. Leproust and 12 months of their then-current base salary in the case of Messrs. Thorburn and Cho and Drs. Finn and Banyai, payable in installments over such period according to our regular payroll schedule;

•
a cash payment equal to the executive’s average bonus for the two years prior to the termination, payable in installments over such period according to our regular payroll schedule;

•
a pro-rata incentive bonus in respect of the fiscal year including the date of the involuntary termination in an amount equal to (x) the target incentive bonus amount applicable to the year in which the involuntary termination occurs multiplied by (y) a fraction, the numerator of which is the number of days the executive was employed with the Company during the year and the denominator of which is 365 days, payable in installments over such period according to our regular payroll schedule;
•
COBRA premiums for a period of 24 months in the case of Dr. Leproust and 12 months in the case of Messrs. Thorburn and Cho and Drs. Finn and Banyai;

•
100% immediate vesting acceleration of all of the shares of our common stock underlying any then-outstanding unvested stock options and other unvested equity awards that are subject to a time-based vesting requirement; and

•
vesting acceleration with respect to any equity awards that include a performance-based vesting requirement such that the executive shall become vested in the greater of the amount that would become vested based on (i) achievement at 100% of target with respect to the performance-based equity, or (ii) the actual performance with respect to the performance-based equity.

Each named executive officer’s employment agreement contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the named executive officer receiving the greater amount after taking into consideration the excise tax under Section 4999 of the Code and any interest or penalties associated with such excise tax.
As defined in each named executive officer’s employment agreement, “change in control” shall have the meaning ascribed to such term in our 2018 Equity Incentive Plan (unless otherwise provided for in an equity award agreement).
As defined in each named executive officer’s employment agreement, “cause” means the named executive officer’s (i) material breach of the employment agreement, confidentiality agreement, or any other written agreement with the Company, which breach to the extent deemed curable by the Board is not cured within 10 business days after written notice thereof from the Company; (ii) material failure to comply with the Company’s written policies or rules, which breach to the extent deemed curable by the Board is not cured within 10 business days after written notice thereof from the Company; (iii) repeated failure to follow reasonable and lawful instructions from the Board, which failure is not cured within 10 business days after written notice thereof from the Company; (iv) commission, conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state if such felony is work-related, impairs his or her ability to perform services for the Company in accordance with the employment agreement, or results in a loss to the Company or damage to the reputation of the Company; (v) misappropriation of funds or property of the Company; (vi) gross neglect of his or her duties; (vii) act or omission that results directly or indirectly in material financial accounting improprieties for the Company; (viii) failure to cooperate with a government investigation; or (ix) gross or willful misconduct resulting in a loss to the Company or damage to the reputation of the Company.
As defined in each named executive officer’s employment agreement, “good reason” means a resignation by the named executive officer within 90 days after one of the following conditions has come into existence without his or her written consent: (i) a material diminution in executive’s authority, duties or responsibilities; (ii) a material reduction of executive’s annual base salary; provided, however, that prior to a change in control, it shall not be “good reason” if there is a corresponding reduction in the base salaries of all other executive officers of the Company; (iii) a material change in the geographic location at which the executive must perform services (a change in location of executive’s office will be considered material only if it increases the executive’s current one-way commute by more than 50 miles); or (iv) a material breach by the Company of a material provision of the employment agreement. A condition shall not be considered “good reason” unless executive gives the Company written notice of the condition within 30 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving executive’s written notice.
As defined in each named executive officer’s employment agreement, “disability” means that the named executive officer is unable to perform the essential functions of his or her position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.

Pay Ratio Disclosure
Pursuant to SEC rules adopted according to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our principal executive officer to our median employee’s annual total compensation. Our current principal executive officer is Dr. Leproust, our CEO.
As of September 30, 2022, the ratio of our current CEO’s Total Compensation to the median employee’s Total Compensation is as follows:
Median Employee Total Compensation	$174,809
CEO’s Total Compensation	$5,917,663
Ratio of CEO to Median Employee Compensation	33.9 to 1
We used the same median employee for our 2022 CEO Pay Ratio as we did in 2021. To identify our median employee for CEO Pay Ratio purposes in 2021, we used the following methodology:
•
We determined our median employee based on our employee population as of September 30, 2021.

•
We used a consistently applied compensation measure that included the sum of each employee’s base salary, bonuses and commissions earned in fiscal 2021 and the grant date fair value of all equity granted in fiscal 2021.

•
We annualized the base salaries for employees who were employed by us for less than the entire calendar year.

•
Compensation paid in foreign currencies was converted to U.S. dollars based on the exchange rates as of September 30, 2021.

Using this approach, we identified our median employee and then calculated the annual total compensation of this employee for 2021 in accordance with the requirements of the Summary Compensation Table.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
We are permitted to identify the median employee only once every three years if there has not been a change in its employee population or employee compensation arrangements that we reasonably believe would result in a significant change in the pay ratio disclosure, in accordance with the SEC’s rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of December 9, 2022 by:
(1)
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

(2)
each of our named executive officers;

(3)
each of our directors or director nominees; and

(4)
all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on December 9, 2022.
Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 9, 2022 and shares issuable upon the settlement of RSU awards held by that person that will vest within 60 days of December 9, 2022. Shares subject to those options and RSU awards for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 56,607,514 shares of our common stock outstanding as of December 9, 2022. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twist Bioscience Corporation, 681 Gateway Boulevard, South San Francisco, California 94080.
		Shares beneficially owned
Name of beneficial owner	Common stock	Options exercisable within 60 days	RSU Awards vesting within 60 days	Aggregate number of shares beneficially owned	%
5% or more stockholders:
ARK Investment Management LLC(1)	6,676,908	—	—	6,676,908	11.80
The Vanguard Group(2)	4,323,608	—	—	4,323,608	7.64
BlackRock, Inc.(3)	4,333,902			4,333,902	7.66
Named executive officers and directors:
Emily M. Leproust	125,979	508,468	4,320	638,767	1.12
James M. Thorburn(4)	17,880	52,865	1,386	72,131	*
William Banyai	235,068	334,942	1,444	571,454	1.00
Patrick Finn	18,726	36,397	1,444	56,567	*
Nicolas Barthelemy	19,044	23,549	3,491	46,084	*
Nelson C. Chan	5,587	38,396	3,491	47,474	*
Robert Chess	50,275	58,379	3,491	112,145	*
Keith Crandell(5)	76,047	22,858	3,491	102,396	*
Jan Johannessen	1,159	45,162	3,491	49,812	*
Xiaoying Mai	13,539	22,858	3,491	39,888	*
Robert Ragusa	1,412	12,270	486	14,168	*

		Shares beneficially owned
Name of beneficial owner	Common stock	Options exercisable within 60 days	RSU Awards vesting within 60 days	Aggregate number of shares beneficially owned	%
Melissa A. Starovasnik	0	913	0	913	*
Patrick Weiss	15,406	42,021	1,444	58,871	*
All current directors and executive officers as a group (15 persons)	570,636	1,210,585	31,906	1,813,877	11.80

*
Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
Based on a Form 13F filed by ARK Investment Management LLC (“ARK Investment Management”) on October 17, 2022. The address of ARK Investment Management is 200 Central Avenue, St. Petersburg, FL 33701.

(2)
Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 10, 2022. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on February 3, 2022. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)
Includes 13,324 shares issuable upon the exercise of early-exercisable stock options, 7,364 of which would be vested and exercisable within 60 days after December 9, 2022.

(5)
Based on a Form 4 filed by Keith Crandell on February 10, 2022. Amount under “Common Stock” consists solely of shares indirectly and beneficially owned by Keith L. Crandell Trust.

PROPOSAL 2 — NON-BINDING, ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our Board is committed to excellence in governance. As part of that commitment, and as required by Section 14A of the Exchange Act, our Board is providing the stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers.
As more fully described in the section of this proxy statement entitled “Executive Compensation”, including “Compensation Discussion and Analysis” and related compensation tables, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value. Highlights from fiscal year 2022 compared with fiscal year 2021 included:
•
Our revenue grew 54% to $203.6 million from $132.3 million in fiscal 2021, primarily due to order growth in synthetic biology products and NGS tools and biopharma partnering;

•
Number of customers increased to approximately 3,300 in fiscal 2022 from approximately 2,900 in fiscal 2021; and

•
Our gross margin increased to 41% in fiscal 2022 from 39% in fiscal 2021.

The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote for the following resolution:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in its proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Before you vote, we recommend that you read the Executive Compensation section of this proxy statement for additional details on our executive compensation programs and philosophy.
This vote is advisory, and therefore not binding on us, our Board or the compensation committee. However, our Board and compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.
Vote Required
Approval on a non-binding, advisory basis of the compensation of our named executive officers requires an affirmative vote of a majority of the votes cast affirmatively or negatively. If you ABSTAIN from voting on proposal 2, the abstention will have no effect on the outcome of the non-binding, advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Change in our Independent Registered Accounting Firm
On March 3, 2022, the audit and risk committee dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm.
The audit reports of PwC on the consolidated financial statements of the Company as of and for the fiscal years ended September 30, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended September 30, 2021 and 2020, and the subsequent interim period through March 3, 2022, there were no: (1) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to PwC’s satisfaction would have caused PwC to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting disclosed in the Company’s annual report on Form 10-K for the year ended September 30, 2020, annual report on Form 10-K for the year ended September 30, 2021 and quarterly report on Form 10-Q for the interim period ended December 31, 2021, in each case related to (i) ineffective controls related to segregation of duties to timely detect and independently review instances where individuals with access to post a journal entry may also have edited or created the journal entry, (ii) ineffective controls related to the accuracy and occurrence of the accounting for revenues, including ineffective controls over the accuracy of edits to customer order entry data and segregation of duties during the order entry and revenue processes, and (iii) ineffective information technology general controls for information systems that are relevant to the preparation of the financial statements, including ineffective controls over user access and segregation of duties, and user access to certain financial applications and data.
Appointment of Ernst & Young LLP
On March 3, 2022, after conducting an auditor selection process, including PwC, the audit and risk committee selected Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022. During the fiscal years ended September 30, 2021 and 2020, and the subsequent interim period through March 3, 2022, the Company did not consult with EY regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
The audit and risk committee has recommended, and our Board has approved, the appointment of EY as our independent registered public accounting firm for the fiscal year ending September 30, 2023. We are soliciting stockholder ratification of the appointment of EY, although stockholder ratification is not required by law. If the appointment of EY is not ratified at the Annual Meeting, the audit and risk committee will consider whether to appoint a different independent registered public accounting firm.
A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.
Principal Accountant Fees and Services
Current Independent Registered Public Accounting Firm Fees
The following table sets forth the fees for professional services rendered by EY and PwC in connection with the audits of our annual financial statements for the fiscal years ended September 30, 2022 and 2021 and for other services rendered by EY and PwC during those periods. All fees described below were approved by the audit and risk committee.

	Fiscal 2022(4)	Fiscal 2022(5)	Fiscal 2021
Audit Fees(1)	$3,432,250	$360,000	$3,297,500
Audit-Related Fees	—	$325,000(3)	$350,000(2)
Tax Fees	—	—	—
All Other Fees	—	—	—
Total Fees	$3,432,250	$685,000	$3,647,500

(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. This category also includes fees for professional services provided in connection with our public follow-on offerings, including comfort letters, consents and review of documents filed with the SEC.

(2)
Audit-Related Fees for fiscal year 2021 consist of fees for the iGenomX acquisition.

(3)
Audit-Related Fees for fiscal year 2022 consist of fees for the Abveris acquisition.

(4)
Represent fees billed by EY for the year ended September 30, 2022.

(5)
Represent fees billed by PwC for the year ended September 30, 2022.

Pre-Approval Policy
Under our audit and risk committee’s policy governing our use of the services of our independent registered public accountants, the audit and risk committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the fiscal years ended September 30, 2022 and 2021, all fees identified above under the captions “Audit Fees” and “Audit-Related Fees” that were billed by EY and PwC were approved by the audit and risk committee in accordance with SEC requirements.
Vote Required
Ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending September 30, 2023 requires an affirmative vote of a majority of the votes cast affirmatively or negatively. If you abstain from voting on Proposal 3, the abstention will have no effect on the outcome of the vote to ratify the appointment of EY as our independent registered public accounting firm for the fiscal year ending September 30, 2023.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2023.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on our website at www.twistbioscience.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 6, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
FORM 10-K
We will make available, on or about January 6, 2023, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 on the “Investors” page of our website at www.twistbioscience.com.
We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 as filed with the SEC. Requests for such copies should be addressed to our General Counsel, Dennis Cho, at the address below:
Twist Bioscience Corporation
681 Gateway Boulevard
South San Francisco, California 94080
Attention: Dennis Cho
Telephone: (800) 719-0671
Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.
OTHER MATTERS
We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

SCAN TOVIEW MATERIALS & VOTE TWIST BIOSCIENCE CORPORATION 681 GATEWAY BOULEVARD SOUTH SAN FRANCISCO, CA 94080 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 6, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 6, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to
Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D92322-P80522 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TWIST BIOSCIENCE CORPORATION ForWithholdForAllAllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.!!! The Board of Directors recommends you vote FOR the following:1.Election of Class II DirectorsNominees:01)Keith Crandell02)Jan JohannessenThe Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2.To adopt, on an advisory basis, a resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under "Executive Compensation." 3.Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Shareholder Letter, Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.The 2023 Annual Meeting of Stockholders of Twist Bioscience Corporation will be held on February 7, 2023 at 8:00 a.m. Pacific Standard Time, at 1333 Veterans Blvd, South San Francisco, CA 94080.D92323-P80522 TWIST BIOSCIENCE CORPORATIONAnnual Meeting of Stockholders February 7, 2023 8:00 AM Pacific Standard TimeThis proxy is solicited on behalf of the Board of Directors of Twist Bioscience CorporationThe undersigned hereby appoints Emily M. Leproust, Ph.D. and Dennis Cho, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of Common Stock of Twist Bioscience Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Twist Bioscience Corporation to be held at 8:00 AM PST on February 7, 2023 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.Continued and to be signed on reverse side